SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549
                              FORM S-1
                       Registration Statement
                   Under the Securities Act of 1933

                   Oregon Mineral Technologies, Inc.
              (Formerly Advanced Mineral Technologies, Inc.
         (Exact name of registrant as specified in its charter)

       Wyoming                         SEC-1400                 83-0331052
(State or other jurisdiction      (Primary Standard         (I.R.S. Employer
  of incorporation or         Industrial Classification      Identification
    organization)                  Code Number)                  number

                                                Charles D. Hamilton
    50 Beekman Square                             50 Beekman Square
 Jacksonville, Oregon 97530                  Jacksonville, Oregon 97530
       541-899-1500                                541-899-1500
 (Address, and telephone number          (Name, address and telephone number
of principal executive offices)               of agent for service)

                             Copies to:
                         Ms. Jody Walker ESQ.
                       7841 South Garfield Way
                         Centennial, CO 80122
                          Phone 303-850-7637
                           Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

                       CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF     AMOUNT     PROPOSED     PROPOSED    AMOUNT OF
SECURITIES TO BE           BEING      MAXIMUM      MAXIMUM    REGISTRATION
REGISTERED               REGISTERED  OFFER PRICE  AGGREGATE        FEE
                                      PER SHARE   OFFER PRICE
Common Stock            2,500,000      $2.00      $5,000,000      $356.50
                       ----------                 ----------      -------
Total                   2,500,000      $2.00      $5,000,000      $356.50

(1) Represents common stock being sold in this offering.

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Preliminary Prospectus Dated February 15, 2010.   SUBJECT TO COMPLETION

Up to a Maximum of 2,500,000 Common Shares
$5,000,000

Oregon Mineral Technologies, Inc.

Oregon Mineral is registering up to 2,500,000 common shares for the aggregate offering price of $5,000,000 or $2.00 per common share.

Prior to the date hereof, there has been no trading market for our common shares. We will obtain a market maker to file an application with the NASD on our behalf so as to be able to quote the common shares on the OTC Bulletin Board maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part.

The offering will commence on the effective date of this prospectus and will terminate on or before June 30, 2011. There is no market for our securities. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Consider carefully the risk factors beginning on page 6 in this prospectus.

Our sole officer and director will sell the common shares himself and we do not plan to use underwriters or pay any commissions. He will be selling our common shares using his best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering
                                  Per Common Share        Total
Offering Price                         $2.00           $5,000,000
Proceeds to Oregon Mineral,
before expenses                        $2.00           $5,000,000

                          TABLE OF CONTENTS

Prospectus Summary                                                5
Risk Factors                                                      6
Forward Looking Statements                                       17
Use of Proceeds                                                  17
Plan of Distribution and Selling Security Holders                17
Business Operations                                              20
Dilution                                                         27
Dividend Policy                                                  27
Determination of Offering Price                                  27
Management's Discussion and Analysis of Financial
   Condition and Results of Operations                           27
Directors, Executive Officers Control Persons                    34
Security Ownership of Certain Beneficial Owners
   and Management                                                37
Certain Relationships and Related Transactions                   37
Description of Capital Stock                                     38
Shares Eligible for Future Sale                                  39
Disclosure of Commission Position on Indemnification
   for Securities Act liabilities                                40
Market for Common Stock and Related Stockholder Matters          41
Experts                                                          42
Legal Proceedings                                                42
Legal Matters                                                    42
Where You Can Find More Information                              42
Financial Statements                                             43

                        PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

Operations.                   Oregon Mineral has not begun operations.
Net losses for the nine months ended
September 30, 2009 and for the year ended
December 30, 2008 were $(20,379) and
$(18,182), respectively. Oregon Mineral will process, market and distribute OR-
GRO, an altered and mineralized volcanic clay classified as pyrophyllite that when used as a soil amendment, enhances the growth and health of plants. We will require at least $2,500,000 to mine, process, market, sell and distribute material amounts of our products. Oregon
Mineral intends to obtain the financing
to fund these costs through this
offering. Any exercise of our options to purchase additional claims will be made as with revenues or additional financing, yet to be determined.

Oregon Mineral's principal executive
offices are located at 50 Beekman Square, Jacksonville, Oregon 97530, telephone number 541-899-6879.

Oregon Mineral owns mining claims in
Douglas County, Oregon and acquired the
mineral interest in 10,000,000 tons
pryophyllite ore in Oregon from Rogue
Silicates, Inc., a then non-affiliate,
controlled by Bruce Mesman.  We must
locate it on the property.  Rogue
Silicates does not take responsibility
for finding the clay materials.

Oregon Mineral has options to purchase
additional mining claims in Douglas
County, Oregon owned by World Organic's,
Inc., an affiliate and Rogue Silicates,
Inc., a non-affiliate.  Until the
exercise of these options, Oregon Mineral holds leases to mine these claims.

Our sole officer and director became
engaged in the proposed mineralized clay business based on their association with and the prior bio-organic experience of former directors of Oregon Mineral.

The Offering                  Oregon Mineral hereby offers up to
2,500,000 common shares at $2.00 per
common share.

There is no minimum investment and no
minimum-offering amount. We will obtain a market maker to file an application with FINRA on our behalf so as to be able to quote the common shares on the OTC
Bulletin Board maintained by FINRA
commencing upon the effectiveness of our registration statement of which this prospectus is a part.

Common stock
 Outstanding                  16,265,231

Common shares to be
 Outstanding after
 Offering                     18,765,231

Percent of common shares
 owned by current
 shareholders after
 maximum offering             86.68%

Gross Proceeds After
 Maximum Offering             $5,000,000

Use of Net Proceeds           The net proceeds, if the total offering
amount is obtained, would be $4,978,644
and will be used for corporate operations and possible expansion as follows:

Plant Site	                      500,000
Buildings & Improvements          875,000
Production Equipment              995,000
Operating Equipment               100,000
Office furnishings and equipment   40,000
Permits and bond                  100,000
Product research and development  300,000
Inventory and operating costs     500,000
Working capital                 1,568,644
                               ----------
Total Net Proceeds             $4,978,644

Market for our
common stock                 There is no market for our common stock

Selected Financial Data               As of            As of
                               September 30, 2009   December 31, 2008
Balance Sheet
Total Assets                         $ 22,218             $ 19,177
Total Liabilities                    $ 62,295             $ 49,280
Shareholders Deficit(Equity)         $(40,077)            $(30,103)
Statement of Income
Revenue                              $ 13,750             $  1,875
Cost of revenues                     $  4,180             $  1,225
Operating Expense                    $ 27,394             $ 15,294
Net (Loss)                           $(20,379)            $(18,182)


                            RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Oregon Mineral's business is subject to numerous risk factors. The following is a discussion of all of the material risks relating to the offering and our business.

1. We have not received any material income from operations to date and future financial results are uncertain. You may lose your entire investment.

We have not received any material income from operations to date and future financial results are uncertain. We cannot assure you that Oregon Mineral can operate in a profitable manner. We have an accumulated deficit of $(139,482) as of September 30, 2009. Further, we do not expect positive cash flow from operations in the near term. Prior to the commencement of material operations, we anticipate that we will incur increased operating expenses without realizing any material revenues. We therefore expect to incur significant losses into the foreseeable future. Continuing losses may exhaust our limited capital resources and force us to discontinue operations. Even if we obtain financing and/or future revenues sufficient to commence and expand operations, increased production or marketing expenses would adversely affect liquidity of Oregon Mineral. We may never become profitable.

2. The initial prices of $2.00 may have little or no relationship to the market price.

The offering price of the common shares has been arbitrarily determined without regard to the book value or market value of the common shares. The initial prices may have little no relationship to the market price.

3. Our corporate charter contains authorized, unissued "blank check" preferred stock which can be issued without stockholder approval with the effect of diluting then current stockholder interests and discouraging, delaying or preventing a change in control of Oregon Mineral.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. Furthermore, the issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

4. Oregon Mineral has never paid dividends and has no plans to pay dividends at any time in the near or distant future.

Oregon Mineral has never paid dividends on its capital stock, and Oregon Mineral does not anticipate paying any dividends for the foreseeable or distant future. Our present business plan does not include, for the foreseeable future and beyond, any payments of dividends to stockholders. Stockholders' sole strategy for any return on their investments will be the potential for the increase in the value of their stock and the possibility of liquidating their stock positions.

5. The potential investors in this offering will suffer a substantial dilution in their stock value, which the present investors will see a significant gain in their stock value.

Our present shareholders, including officers, directors and founders, have acquired their controlling interest in us at an average (weighted) cost per share substantially less than the public offering price of $2.00 per common share. If the maximum is sold, they will own 2,500,000 or 13.32% of our issued and outstanding common shares for which they will have paid $5,000,000 or $2.00 per common share in cash. This compares with 16,265,231 common shares held by our existing shareholder, for which they paid an aggregate consideration of only $99,405, or $0.006 per common share. These 16,265,231 common shares will constitute 86.68% of the issued and outstanding common shares following this offering if the maximum offering amount is sold. As a result, the financial risk of our proposed activities will be borne primarily by the public investors, who, upon completion of this offering, will have contributed the significantly greater portion of our capital.

6. Future stock issuances could dilute both existing and even future shareholders.

It is not now known what stock issuances we might find advisable or otherwise be required to undertake in the future in order to obtain profitable operations, stock issuances which, if they occurred, would substantially dilute existing shareholders. Further, such sales or issuances, if substantial, might also adversely affect our ability to raise additional equity capital in the future.

7. Shares eligible for public sale in the future could decrease the price of our common shares and reduce our future ability to raise capital.

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our common shares may be forced to sell such shares at prices below the price they paid for their shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

8. We do not have an active market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

Currently there is no public market whatsoever for our securities. We will obtain a market maker to file an application with FINRA on our behalf so as to be able to quote the common shares on the OTC Bulletin Board maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker's application will be accepted by FINRA. If the application is accepted, there can be no assurances as to whether any market for our common shares will develop or the prices at which our common stock will trade. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common shares, developments affecting our business, including the factors referred to elsewhere in these Risk Factors, investor perception of Oregon Mineral and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our common shares. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

9. Our stock will be a "penny stock" under the federal securities regulation. The special rules applicable to the sale of penny stocks may make our stock less liquid and harder for investors to buy and sell our shares.

Under the rules of the Securities and Exchange Commission, Oregon Mineral's common stock will come within the definition of a "penny stock" because the price of Oregon Mineral's common stock is below $5.00 per share. As a result, Oregon Mineral common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny
stock.   These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser,
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell Oregon Mineral
common stock.   An investment in our securities is not likely to be
very liquid, and because of the additional requirements, many brokers do not participate in penny stock transactions. As a result, you may have a harder time buying or selling our shares.

10. Current management's lack of experience in and/or with mining and, in particular, mineral exploration activity, means that it is difficult to assess, or make judgments about, our potential success.

Our current officer has never been employed in any fashion in the mining industry. Also, our sole officer and director does not have an education or college or university degree in mining or geology or in a field related to mining. More specifically, our management lacks technical training and experience with exploring for, starting, and/or operating a mine.

With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole. For example, their decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use.

Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's future possible mistakes, lack of sophistication, judgment or experience in this particular industry. As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

11. The demand for our products would be negatively affected by adverse weather conditions, impurities in the clay and volume limitations.

We will compete on customer preference and price. Adverse weather conditions, impurities in the clay and volume limitations could cause increased costs in mining and milling the clay. As a result, the cost of producing a quality product could result in a necessary increase in the price of our product.

12. Estimates of probable reserves may vary substantially from actual results.

There are numerous uncertainties inherent in estimating quantities of reserves, including many factors beyond our control. Estimates of economically probable reserves and future net cash flows necessarily depend upon a number of variable factors. These include historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future pyrophyllite prices, future operating costs, severance and excise taxes, development costs and reclamation costs, all of which may in fact vary considerably from actual results.

For these reasons, estimates of the economically recoverable quantities of clay attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of future net cash flows expected from them prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances will likely be material.

13. We may not be able to conduct successful development activities on our clay reserves.

Our recoverable reserves will decline as we process the clay. We have not yet applied for the permits required or developed the mines necessary to use all of our reserves. Our inability to conduct successful development activities would adversely affect our future results.

Most of our excavating operations will be conducted on mining claims we own or lease. Because title to most of our leased properties and mineral rights are not thoroughly verified until a permit to mine the property is obtained, our right to mine some of our reserves may be materially harmed if defects in title or boundaries exist. In addition, in order to develop our reserves, we must procure various governmental permits. We cannot predict whether we will receive the permits necessary to operate profitably in the future.

14. Excavating operations are vulnerable to weather and other conditions beyond our control.

Conditions beyond our control can increase the cost of excavating at particular mines for varying lengths of time. These conditions include weather and natural disasters, such as heavy rains and flooding, unexpected maintenance problems, variations in clay thickness, variations in the amount of rock and soil overlying the clay deposit, variations in rock and other natural materials and variations in geological and other conditions.

15. The cost of compliance of government regulation may decrease our profitability.

Federal, state and local authorities regulate the mining industry on a wide range of matters that will affect our operations, including:

   -  Limitations on land use,
   -  Permitting requirements,
   -  Air quality standards,
   -  Water pollution,
   -  Plant and wildlife protection,
   - Reclamation and restoration of excavating properties after excavating is completed,
   -  The discharge of materials into the environment
   - The effects that excavating has on groundwater quality and availability.

It may be costly and time-consuming to comply with these requirements and may delay commencement of exploration or production operations. We may never become profitable.


                       FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith. Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Oregon Minerals, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Oregon Minerals, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                          USE OF PROCEEDS

If the maximum offering amount is reached, Oregon Mineral shall receive gross proceeds of $5,000,000. Based on Oregon Mineral's present plans, which represent the existing and anticipated business conditions, Oregon Mineral intends to apply the estimated net proceeds of the maximum offering and at intervals less than $5,000,000 over the next twelve months as follows:

Gross proceeds                $ 5,000,000    $ 2,500,000     $ 1,250,000     $ 625,000
Offering expense                   21,356         21,356          21,356        21,356
                              -----------    -----------     -----------     ---------
Net proceeds                  $ 4,978,644    $ 2,478,644     $ 1,228,644     $ 604,644

Plant Site	                      500,000        500,000         250,000       125,000
Buildings & Improvements          875,000        875,000         400,000       200,000
Production Equipment              995,000        250,000         125,000        65,000
Operating Equipment               100,000         50,000          50,000        25,000
Office furnishings and equipment   40,000         20,000          20,000        20,000
Permits and bond                  100,000         50,000          50,000        25,000
Product research and development  300,000        100,000          50,000        25,000
Inventory and operating costs     500,000        100,000          50,000        25,000
Working capital                 1,568,644        533,644         233,644        94,644
                               ----------    -----------     -----------     ---------
Total Net Proceeds             $4,978,644    $ 2,478,644     $ 1,228,644     $ 604,644
                              -----------    -----------     -----------     ---------

The building would be built and used on our mine site in Douglas
County, Oregon. The other uses of proceeds would be used on all owned and leased mining sites in Douglas County, Oregon.

If less than $625,000 is raised, the priority of the use of proceeds shall be to first land and building lease, utilities, mining and processing cost, packaging cost and working capital before paying for any other proposed use of proceeds purpose.

If the offering is conducted through a Financial Industry Regulatory Authority, Inc. member firm, standard FINRA commissions will be paid.

                        PLAN OF DISTRIBUTION

We will sell the common shares ourselves. If the offering is conducted through a FINRA member firm, standard FINRA commissions will be paid. If broker-dealers assist us in the sale of our common stock, we will file an amendment to our registration statement that provides the name(s) of the broker-dealer(s), describes the relationship between us and such broker-dealer(s) and identifies the broker-dealer(s) as underwriter(s).

We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement.

Charles D. Hamilton, an officer and director, is offering the common shares. Mr. Hamilton will contact business associates of the officers and directors to solicit sales. No sales materials in addition to this prospectus will be used to market the securities. Oregon Mineral will register the common stock and Mr. Hamilton will initially offer the common stock in the state of California. The securities may be registered and sold in other, yet to be determined, states.

Mr. Hamilton will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Hamilton.

Mr. Hamilton is not subject to a statutory disqualification and is not an associated person of a broker or dealer. Additionally, Mr. Hamilton primarily performs substantial duties on behalf of Oregon Mineral otherwise than in connection with transactions in securities.

Mr. Hamilton has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

Mr. Hamilton may be deemed to be an underwriter of our offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

The offering will commence on the effective date of this prospectus and will terminate on or before June 30, 2011.

Our common stock is not traded over the counter. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

                       BUSINESS OPERATIONS
Organization

Oregon Mineral was incorporated as Swan Land and Cattle Company in the state of Wyoming on November 9, 1999. On November 17, 1999, the name was changed to U.S. Sonix, Inc. On March 27, 2000, the name was changed to Advanced Mineral Technologies, Inc. On November 20, 2009, we filed an amendment to the Articles of Incorporation that changed our name to Oregon Mineral Technologies and increased our authorized common stock to 100,000,000 common shares.

Since inception, Oregon Mineral has been formulating plans to process, market and distribute a mineralized clay classified as pyrophyllite. Oregon Mineral has acquired the mineral interest of pyrophyllite ore located in the Wizard Island # 1 mining claim situated in Douglas County, Oregon. Oregon Mineral must locate the clay to be mined. Oregon Mineral has not begun material operations and has a history of losses. Net losses for the nine months ended September 30, 2009 and the year ended December 31, 2008 were $20,379 and $18,182, respectively.

Product

Oregon Mineral will process, market and distribute OR-GRO, an altered and mineralized volcanic clay classified as pyrophyllite that when used as a soil amendment, enhances the growth and health of plants. OR-GRO at 60-mesh size measurement or 600 particles per square inch will be used for soil amendment. OR-GRO at 325-mesh size measurement or 3250 particles per square inch will be sold as filler for insecticides, fungicides, cosmetics and spas.

OR-GRO mineralized clay has features that can release locked up phosphates in sols. There are no other know clay deposits with these properties. There is one other deposit in North America classified as Na-Rectorite which lacks the antibacterial properties found in our deposits. Our clay deposits are classified as K-Rectorite and consist of homogenous soft clay making excavation a simple process. Phosphate pollutants are of a major concern to all agriculture ground bordering waterways. The many trace elements that are in the clay become readily available when put into contact with soil bacteria. These mineral deficiencies are typically exhibited in agriculture crops. Based on in-house testing, a 10-mesh size measurement or 100 particles per square inch of OR-GRO covers one acre.

Geologists have determined that our deposit was naturally formed by volcanic activity and contains over forty minerals including silicon, iron, potassium, magnesium, calcium and phosphate just to name a few. Recent in-house research has also shown that the clay is effective in destroying many strains of bacteria including, but not limited to mycobacterium ulceans, e.coli and salmonella and antibiotic-resistant bacteria, such as MRSA. Our clay has shown to be effective against all gram-positive and gram-negative bacteria. As a result of this testing, Oregon Mineral will assess the marketability and feasibility of the clay deposits in the antimicrobial industries.

Additionally, in-house testing has shown that some types of clay have medicinal properties, including but not limited to destroying certain kinds of antibiotic-resistant bacteria, such as MRSA.

Packaged product is offered in 1 lb., 5 lb., 20 lb. and 40 lb.
Containers. One-ton bulk bags are also available. The majority of volume will be available in 40 lb. bags. Pricing will be as follows:

Container size              Retail/Wholesale Price
--------------              ----------------
1 lb.                       $ 4.50- $ 2.25
5 lb.                         8.50    4.25
20 lb.                       30.00   15.00
40 lb.                       40.00   20.00

Pricing and packaging will depend on type of markets being targeted. Historically package sizes have been 1 lb, 5 lb, 20 lb, 40 lb, 1-ton bags and containers. Material was processed to a 10 mesh minus mesh size and pricing ranged from $ .50 to $ 3.00 per pound retail. The mesh size refers to the size of a clay particle. The finer the grind, the higher the mesh size. For example, a 50-mesh screen means it has 50 open spaces per linear inch. A 325 mesh has 105,625 holes per square inch. Our market research has indicated that a finer more micronized processing to as fine as 325 mesh will open a sizeable market that will allow a pricing structure of more than 10 times the courser mesh product.

Purchase of Mining Claim

On February 29, 2005, Oregon Mineral entered into a mining claim sales contract with James Lane, Dorman Cox, Erik Thompson, Lee Meyer, Bobbie Meyer, Charles Hamilton, Laurel Hamilton and Raymond Huckaba ("Sellers") to purchase mining claims located at East 1/2 of Section 11, the Southwest 1/4 of Section 12, the South 1/2 of Section 14, the South 1/2 of Section 13 and the West 1/2 of Section 18, township 29 south Range 3 East, WWM, Douglas County Oregon. The transaction closed on July 29, 2005. The purchase price was 400,000 common shares of Oregon Mineral. Charles Hamilton is the sole officer and director of Oregon Mineral.

To date, Oregon Mineral has incurred approximately $15,000 in expenses due to Raymond Huckaba for assessment work and payments of $5,000 per year to Rogue Silicates under the lease agreement in addition to the 400,000 common shares issued to Rogue Silicates. At September 30, 2009, Oregon Mineral had notes to Ray Huckaba for $1,002 and to Rogue Silicates for the $5,000 per year discussed above.

     Description of Rock Formation. The rock formation is a homogenous deposit of mineralize clay primarily pyrophyllite. Geologist have determined this deposit was naturally formed by volcanic activity. A Dacite Porphyry rock was altered over a long period of time to a non-toxic, non-carcinogenic bluish colored material.

     Location and Means of Access. The mining pit titled Rogue #11-Douglas County-Recording number-2004-029662-BLM recording #ORMC 159285 is on a 20 acre Lode Claim within a 160 acres Associated Placer Claim. The Lode Claim is Wizard Island #1 owned by Rogue Silicates located in Township 29-South, Range 3-East, in Section 11. To access the mine, drive north from Medford Oregon on Highway 62 to Union Creek approximately 55 miles, turn left on Highway 230 to Diamond Lake and go 7 and one half miles, turn left on Foster Creed Road (6540), stay on 6540 for 4 miles.

     Present Condition of Property. The pit is open. The overburden has been removed and the deposit is ready for production.

     Mechanical Equipment/Electrical Power. There is no mechanical equipment/electrical power at the mine or the proposed site.

     History and Chronology of Previous Operations and Operators.

   - 1981 - Raymond Huckaba filed 3 lode claims on the Foster Creek area, Radee 1-2 and 3.
   - 1982 - Samples of the massive pyrites were sent to Umpqua Research
Center.
   - 1983 - Raymond Huckaba started small field test.
   - 1984 - Geologist Lloyd Frizzel looked at property and determined the clay was massive and could be filed as Associated Placer Claims. Raymond Huckaba and Dave Pittock conducted tests with 9.5 alkali soils from Eastern Oregon, using pyrites as a soil amendment. Further tests were conducted with the clay on soils with a 5.5 ph.
   - 1985 -Raymond Huckaba drilled 5 holes, the deepest at 500 feet, over one half miles apart. Mr. Huckaba built a bridge over Foster Creek, opened a pit and hauled 1200 tons of material to the Sprague River Ranch for test on barley. In the fall of 1985, Endurance Minerals conducted geological work on the property with Dr. Bayrock. The first market study was conducted by Canadian Research using the clay as a soil amendment.
   - 1986 - Endurance Minerals conducted field tests in three locations. Two of the field tests were discarded when it was found that the locations had been fertilized prior to the test. After the results of the field test, a new market study was done.
   - 1987 - Dr. Albert Wells was hired to draw up plans for a processing plant. Additionally, Endurance Minerals conducted a drilling program to verify results of the drilling done in 1985 by Raymond Huckaba. They blocked out 42 million tons of marketable ore.
   - 1990 - Raymond Huckaba took a track drill supervised by geologist and mining engineer Tom Ferrero and extended the area of clay. 2000 tons of materials were hauled to the White City storage facility where it was dried and stockpiled.

   - 1991 - aerial photos were taken and pins set to measure removal of the clay. Also, the University of Florida began work using silicon fertilizer to control the phosphate leaching into the water shed. In 1991, the name of the claims Radee was changed to Rogue.
   - 1992 - World Organics, Inc., an affiliate, leased the mines. 200 tons were mined and sold to Klamath Orchards and a large-scale test proved an increase in crop production from 600 to 1000 crates of pears. 400 tons were mined and stockpiled at the mill site accessible by Highway 230. Geo-Chem tests were performed over a large area by Tom Ferrero. Also in 1992, the US Forest Service conducted an Environmental Assessment (NEPA) study.
   - 1993 - US Forest Service signed a Plan of Operation.
   - 1994 - Pit #2 was opened, stockpiling 5 feet of overburden for future reclamation. 26,000 tons of oxidized material was removed and stockpiled for future use as a roofing tile.
   - 1995 - World Organics, an affiliate, set up a test plan in White City and packaged 200 tons of clay.
   - 1996 - The product Or-Gro was introduced at two farm trade shows.
   - 1997 - Malvin Robinson started processing material at Gold Hill, Oregon and marketed Or-Gro under a non-exclusive agreement. Mr. Robinson died in 2004.
   - 1999 - University of Florida made their final report and the clay (Or-Gro) was classified as a silicon fertilizer.
   - 2000 - Oregon Mineral was formed, mineral interests purchased, lease agreements entered into and options obtained. Funding options were formulated and pursued.
   - 2003 - Clay was shipped to Industrial Minerals located in Sacrament, CA. The clay was processed into 325 mesh and sold to client companies, Eee-Wa-Kee and Bio-Organics.
   - 2005 - Eee-Wa-Kee conducted tests showing that a negative hydrogen ion may be partially responsible for some of the positive tests.

All of our mining claims, optioned or leased, are federal mining claims managed by the United States Forest Service.

Rogue Silicates Option to Purchase Mining Claims.

On June 1, 2000, Rogue Silicates, Inc. an Oregon corporation and a non-affiliate, granted Oregon Mineral an option to purchase certain mining claims, also known as the Wizard Island Mining Claims and the Rogue Mining Claims, located in Section 13, 14 and 15 Township 29 South, Range East, Willamette Meridian, Douglas County, Oregon. The option fee is part of the $5,000 maintenance fee described below. The option is exercisable on or before June 1, 2008 by payment of the option purchase price of $10,000,000. The purchase price will be paid at closing in cash or by cashier's check or company stock providing the company is a publicly traded company. The option expired on June 1, 2008 and Oregon Minerals has not yet negotiated an extension or renewal of this option.

Rogue Silicates Mining Claim Lease Agreement.

In conjunction with the option, Rogue Silicates and Oregon Mineral entered into a mining claim lease agreement whereby Rogue Silicates leased two mining claims under option to Oregon Mineral. The term of the lease began June 1, 2000 and will continue until Oregon Mineral has purchased the optioned mining claims. Under the lease agreement, Oregon Mineral pays $5,000 per year to maintain the properties and mine from the open pit. Oregon Mineral has the right to open new pits, drill new sites and haul up to 10,000,000 tons of material from anywhere on the Rogue mining claims. Oregon Mineral will be responsible to renew any permits in 2008 and to obtain additional permits if new areas are opened to be mined, not previously covered by current permits. There is no specific termination clause, however, if Oregon Mineral abandons the property, does not pay the required lease fee and has not actively pursued its mining operation, Rogue Silicates may enter the property and dispose of any of Oregon Mineral's personal property.

Rogue Silicates Purchase Agreement.

On April 20, 2000, Oregon Mineral acquired the mineral interest of pryophyllite ore located in the Wizard Island # 1 mining claim situated in Douglas County, Oregon from Rogue Silicates, Inc., a then non-affiliate, controlled by Bruce Mesman. Oregon Mineral agreed to buy 10,000,000 tons of pyrophyllite for 5,000,000 shares of common share. The stock has been valued at its par value of $.001 per share

The agreement with Rogue Silicates only gives us the right to mine 10 million tons of clay material, if we can locate it on the property. Rogue Silicates does not take responsibility for finding the clay materials. We may locate substantially less than the 10,000,000 tons of clay material that we are permitted to remove.

World Organic Option to Purchase Mining Claims.

On April 4, 2006, World Organic, Inc. an Oregon corporation and an affiliate, granted Oregon Mineral an option to purchase mining claims commonly known as the Rabbit Ears and Rogue Mining Claims, located at
Section 19, 23 and 24 Township 29 South, Range 3 East, Willamette Meridian, Douglas County, Oregon. The option fee is $1.00 and annual assessment work consisting of sampling on all claims and clearing roads. The option is exercisable on or before January 1, 2009 by payment of the option purchase price of $3,000,000. The purchase price will be paid at closing in cash or by cashier's check or company stock providing the company is a publicly traded company. This option expired on January 1, 2009 and Oregon Mineral has not yet negotiated an extension or renewal of this option.

World Organic Mining Claim Lease Agreement.

In conjunction with the option, World Organic and Oregon Mineral entered into a mining claim lease agreement whereby World Organic leased to mining claims under option to Oregon Mineral. The term of the lease began April 4, 2006 and will continue until Oregon Mineral has purchased the optioned mining claims. Under the lease agreement, Oregon Mineral agreed to pay to World Organic the sum of annual assessment work and filing fees per year to maintain the properties and mine from the open pit. Oregon Mineral must use the property exclusively as a mining claim with all rights as a mining claim, no timber shall be removed not associated with mining operations and water shall not be sold or removed from the property without a purchase from World Organic or until the optioned property has been purchased by Oregon Mineral.

Other Agreements.

Effective December 20, 2006, Oregon Mineral contracted Rogue Silicates, Inc., an affiliate, to mine and process clay from the Rogue mines for $60.00 per ton at the mine site to a ten mesh size. Rogue agreed to utilize its account with Industrial Mineral of Sacramento, CA to process any material to a finer mesh at the cost of $275 per hour. Additionally, Rogue Silicates leased one of its two 5 acres mill sites known as Rogue Mill Site #1 and #2 by Highway 230 to Oregon Minerals for $200 per year.

Lastly, Rogue Silicate agreed to handle the mining, processing and shipping for Oregon Mineral. A minimum run will be 10,000 tons with an escrow account to be set up to pay for operations.

There is no specific termination clause in the agreement.

On December 23, 2006, Oregon Mineral purchased pyrophyllite clay as needed for a price of $50 per ton. Oregon Mineral shall be solely responsible for the expenses associated with shipping. Oregon Mineral has the right of inspection of the clay at the mine site. There is no specific termination clause in the agreement.

Permits. Plan of operation permits must be obtained from the district ranger of the USDA. We have obtained the permits necessary to mine the reserves. The permits must be renewed every five years. The next renewal permit is required for 2008.

We do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor agreements.

Government Regulation.   Federal, state and local authorities regulate
the mining industry on a wide range of matters that will affect our operations, including:

   -  Limitations on land use,
   -  Permitting requirements,
   -  Air quality standards,
   -  Water pollution,
   -  Plant and wildlife protection,
   - Reclamation and restoration of excavating properties after excavating is completed,

   -  The discharge of materials into the environment
   - The effects that excavating has on groundwater quality and availability.

Since regulatory requirements as to these matters could have a material adverse effect on our business, financial condition and results of operations, a NEPA study was conducted and we have obtained excavating permitting as required by various federal, state and local authorities including data pertaining to the impact that any proposed exploration for or production of clay may have upon the environment.

Excavating operations require numerous governmental permits and approvals. We may be required to prepare and present to federal, state or local authorities data pertaining to the impact that any proposed exploration for or production of clay may have upon the environment. It may be costly and time-consuming to comply with these requirements and may delay commencement of exploration or production operations.

New legislation regulations or orders may materially adversely affect our excavating operation, our cost structure or our customer's ability to use clay, and since we fall into the guidelines already affecting the sand and gravel industry we do not expect any new regulations that would be beyond those affecting that industry.

     Reclamation and Mine Closure Accruals.    Federal and state
statutes require us to restore mine property in accordance with specific standards and to have an approved reclamation plan, and require that we obtain and periodically renew permits for excavating operations. We currently have these permits and approved reclamation plans with the above agencies, and intend to maintain and renew these permits and plans as required.

     Impact of Air Quality Regulations on Clay Consumption.   The
Federal Clean Air Act, including the Clean Air Act Amendments of 1990, and corresponding state laws that regulate this should have an impact similar to current regulations affecting the sand and gravel industry.

     Mine Safety and Health. Federal and state safety health regulations in the clay excavating industry should be comparable to that of the sand and gravel industry and as such we would expect to follow those regulatory guidelines.

Research and Development

We have not spent any funds on research and development activities during the last two fiscal years.

Transportation

Transportation from the above described mine sites in Douglas County will utilize a four-mile Forest Service road. The road is gravel, one lane access with turnouts. The mine site is an open pit that is ready for excavating clay. The proposed mill site is Rogue Mill site #1. It is 5 acres and is 300 feet from Highway 230 and four miles away from the mine site just before the access road intersects with a state highway. The mill site is ten acres with ample space for processing and storage. The mill will be completely portable and will be removed each fall whether it is leased, contracted for or owned by Oregon Mineral. If we need to process clay in the winter, we will lease property in the Beaver March area on Highway 97 which is 34 miles from the mine. This is the only mill site we intend to operate.

We will use open pit excavating wherever possible because it will allow us to recover more clay per acre and facilitate the permitting of larger projects, which will allow excavating to continue over a longer period of time than would be the case using other excavating methods.

Manufacturing

Satisfying production schedules to specification is our primary manufacturing goal. The preferred material sizes are 60 to 200 mesh. 60 to 200 mesh is used for agriculture. 200 minus is used for all other applications' products. 60 mesh materials will be screened. 200 minus and smaller will be air separated as a particle as small as 200 mesh will float in the air. Excavation, drying, milling and packaging will be the main manufacturing process.

Excavating

The clay is soft and is simply ripped, stockpiled and loaded in trucks with a wheel loader and then hauled to the mill at the proposed Chemalt site. It will then be fed through an impact mill and sized to the proper mesh and bagged in 50 pound bags. Space at the site is adequate for this operation. The variables include weather, impurities and volume.

   Weather

The weather will impact the process. From December into May, snow normally covers the area. During the summer, temperatures can exceed 90 degrees Fahrenheit and afternoon rains sometimes occur. With rain, excavating during the summer/fall period, weight will be added to the product and the freight costs will increase. By using the sun, air-drying of the product can be accomplished in between rain occurrences, decreasing drying/freight costs.

We will normally have 120 days a year of air drying based on past weather patterns. Offsite drying will be performed on volumes exceeding the capacity of the mining site for air-drying. Separation of dried and wet clay will be staged at the mine site.

Approximately 1875 tons of clay can be ripped and air-dried on two separate grids every 3 days during summer heat. Once dry, the clay can be stored for crushing or shipped to another processing plant.

  Impurities

The impurities in the deposit have to be identified and stockpiled. The vegetative growth and glacier till make up the top four feet of the product. The next 16 to 20 feet are an oxidized material that lacks the sulphur that pyrites contain, which in turn causes oxidization changing the color from blue to red. This product will be used as a silicon fertilizer for sulphur and iron sensitive crops. Below this layer is the blue clay referred to as Or Gro. It is un-oxidized and used for all other applications in the agriculture market, or can be utilized as fungicide or pesticide fillers.

The present site does not present a storage problem. The mill site is four miles away from the clay deposit. Block drilling suggests no significant volume exists at this site. Block drilling shows that the stockpile site is resting on a layer of volcanic ash 200 feet deep. Contamination of this material would not adversely affect the product.

   Volume

Given the site conditions, access limits the volume transportable without enhancement. Levels of 250,000 tons represent 7800 loads of 32 tons. For a five-day week at 10 hours operation for 22 weeks would be the minimum loading time allotted by seasonal conditions. With this parameter, 71 trucks will need to be loaded and navigated on this four-mile stretch each day. We will first go to a 7 day 24 hour per day operation when we reach maximum operation we will widen the haul road, open other excavating sites and conveyors to alleviate this variable. Any transportation of larger volumes requiring trucks, trains or barges will be managed by Don Brazale and Associates on an as needed basis.
No written agreement has been entered into with Don Brazale and Associates.

Drying

This process insures product specification of less than 8% moisture. More than 8% moisture will increase drying time and freight costs. Less than 6% moisture would cause dusting.

Due to the cost of removing moisture with drying equipment, the first option will be to air dry. As much as 125,000 tons can be air-dried under normal weather conditions. The mill site can be set up to spread additional material for drying.

Drying equipment is available for lease. If late season mining is required due to product demand, air-drying may not be possible. The proposed processing plant site in the Chemalt area will be a 34 mile haul from the mine site, rain fall at the mine site is approximately 65 inches per year and 34 miles east the rainfall is 7 inches per year. The cost will be factored into this process based on overrun.

Milling and Packaging

Milling crushes the clay to specified size. Equipment capable of this task varies in cost and output. Our initial plans include contingencies based on large single order potential

At the deposit and/or the mill site, milling will be performed for initial volume requirements. Over 20,000 tons will be able to be produced in 90 days with an 8-hour day operation. Downtime potential has been subtracted from available run time. Daylight hours during the mining season would permit longer workdays.

Once tonnage exceeds maximum capability, unprocessed dry material can be freighted, if necessary to another, yet to be determined, location. Mobile equipment that can effectively handle increased volume will be available to lease.

Finished material can either be transported in bulk sale or to a packaging/storage area to be built on the optioned mining claim in the Chemalt area, 34 miles from the mine. The property will be purchased with proceeds of this offering and utilized for storage, packaging and off-season milling as it has only 7 inches of rainfall per year, is located on a usable highway, has rail facilities and a major gas line.

As of June 30, 2006, Rogue Silicates mined and transported 2,000 tons of material to a storage area 34 miles from the mining property. The bagged clay was trucked back to Merlin OR, and stored in a rented building. All of the material was sold in sample lots. The storage building is no longer rented. The proposed processing facility is located approximately 40 miles from the mining property in Chemalt, Oregon.

Effective December 20, 2006, Oregon Mineral contracted Rogue Silicates, Inc., an affiliate, to mine and process clay from the Rogue mines for $60.00 per ton at the mine site to a ten mesh size. Rogue agreed to utilize its account with Industrial Mineral of Sacramento, CA to process any material to a finer mesh at the cost of $275 per hour.

As soon as feasible, Oregon Mineral will be responsible for processing and preparing the product for shipment with equipment to be purchased. Initially, 1,000 tons will be processed. The unprocessed clay will be sized and bagged as needed for research and development, marketing or sales.

The Market

Several markets exist for this product. The following categorizes the agriculture markets

1.   Commercial farming (organic) (Non-organic)
2.   Greenhouses
3.   Horticulture growers (nurseries)
4.   Potting soil manufactures
5.   Seed growers

6.   Retail (home gardening)
7.   Landscape services
8.   Use as a fungicide and a fungicide filler

The largest market close to the mine is commercial farming.

Marketing

The agricultural market is presently seeking economical sources of Silicon Fertilizer. In addition to direct sales efforts, Oregon Mineral's initial focus will be to develop and market to the wholesale market channels, such as small and local distributors who market to farmers, both commercial and organic, nurseryman, landscapers and others.

Each of the broad markets identified above, will have specific marketing and sales strategies agendas targeting that market segment. Crisis situations such as the current phylloxera infestations occurring in the grape stock industry will be targeted heavily.

Target Markets

Oregon Mineral will concentrate on the horticultural segment of the market where the greatest potential for economic benefit is expected.

We will select distributors and commission agents who already have an agriculture customer base and who are receptive to the potential market for OR-GRO.

Advertising and Promotion

We intend to work with seasoned and capable advertising and public relations people who will assist in developing a comprehensive
advertising and public relations program.   Advertising will be done
independently and cooperatively with distributors and companies with whom the company has joint marketing /sales relationships.

Oregon Mineral will develop a professional web site. The website is currently under construction but is reserved under the following domain address - OR-GRO.net.

Early promotional efforts will be to exhibit photos and create videos of plants that show results from the use of OR-GRO. Included with the photos and videos will be scientific proof that silicon fertilizer is essential in sustaining crop yields. The web site will be included in all the promotion and printed material.

Competition

There are products on the market, which are effective soil amendments. Organic fertilizers range from $550 to $998 per ton. Most are used to address the soil structure, which enhances plant health, (kelp meal, blood meal, and bone meal). The products that are our greatest competition consist of byproducts of industrial slag containing amorphous silica, an industrial waste product. All of our competitors are larger and have substantially greater financial, marketing and other resources than us. We will compete on the basis of customer preference and cost.

These products do increase yield and nutrient levels, but none exhibit the percentage gains of OR-GRO obtained through our field testing. Tests were conducted on a wide variety of vegetables showing the Oregon Mineral could get 15% to 42% at 1 ton per acre at 10 mesh compared to using 4 to 15 tons per acre of our competitors' products.

Rock dust costs about $350 per ton delivered to a customer in Washington from British Columbia.

Horticultural silicon fertilizers include potassium silicate and sodium silicates priced as high as $1,800 per ton depending on their soluble silicon levels. Commercial farming utilizes calcium silicates (rec-lime) and in some instances finely ground basalt with application rates as high as 15 tons per acre with cost of $45 per ton.

Employees

Charles D. Hamilton, an officer and director is currently our only employee. Additional employees will be hired as funds allow. In the immediate future, Oregon Mineral will hire a general manager and a secretary.

Reports to Security Holders

After this offering, we will become a fully reporting company under the requirements of the Exchange Act, and we will file the necessary quarterly and other reports with the Securities and Exchange Commission. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, NE, Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public
Reference Section of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Our office space at 50 Beekman Sq. Jacksonville, Oregon, 97530 is provided free of charge from Mr. Charles Hamilton, the sole officer and director. Our office space consists of 900 square feet.

                               DILUTION

Assuming completion of the offering, there will be up to 18,765,231 common shares outstanding. The following table illustrates the per common share dilution as of September 30, 2009 that may be experienced by investors at various funding levels.

Funding Level                 $5,000,000      $2,500,000      $1,250,000      $625,000
                             -----------     -----------     -----------    ----------
Offering price                    $2.00           $2.00           $2.00          $2.00
Net tangible book
value per common
share before offering       (.003)          (.003)          (.003)         (.003)
Increase per common
share attributable to
investors                    .243            .153            .073           .033
                           ------          ------          ------         ------
Pro forma net tangible
book value per
common share after
offering                            .24             .15             .07            .03
                                 ------          ------          ------         ------
Dilution to investors              1.76            1.85            1.93           1.97
Dilution as a
percentage of
offering price                    88.0%           92.5%          96.5%          98.5%

Based on 16,265,231 common shares outstanding as of September 30, 2009 and total stockholder's deficit of $(40,077) utilizing unaudited
September 30, 2009 financial statements.

The officers, directors, promoters and affiliated persons paid $.001 per common share in comparison to the offering price of $2.00 per common share.

Further Dilution

In the future, Oregon Mineral may issue equity and debt securities: Any sales of additional common shares may have a depressive effect upon the market price of Oregon Mineral's common shares and investors in this offering.


                         DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future. Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

                  DETERMINATION OF OFFERING PRICE

The offering price of the common shares was arbitrarily determined by Oregon Mineral based on the financial needs of Oregon Mineral without regard to the book value or market value, if any, of our common shares.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Trends and Uncertainties

Oregon Mineral is in the development stage, has not commenced material operations and has sustained a loss to date. The demand for our products would be negatively affected by adverse weather conditions, impurities in the clay and volume limitations.

Investing Activities

Since inception, Oregon Mineral has pursued limited investing activities. For the nine months ended September 30, 2009, Oregon
Mineral did not pursue any investing activities.
For the nine months ended September 30, 2008 and the years ended
December 31, 2008 and 2007, Oregon Mineral did not pursue any investing activities.

Financing Activities

For the nine months ended September 30, 2009, Oregon Mineral received proceeds from notes payable-related party of $6,000 and cash received from the issuance of common stock of $1,405. As a result, Oregon Mineral had net cash from financing activities of $7,405 for the nine months ended September 30, 2009.

For the nine months ended September 30, 2008, Oregon Mineral received proceeds from notes payable-related party of $12,114. As a result, Oregon Mineral had net cash from financing activities of $12,114 for

For the year ended December 31, 2008, Oregon Mineral received proceeds from notes payable-related party of $12,114. As a result, Oregon
Mineral had net cash from financing activities of $12,114 for the year ended December 31, 2008.

For the year ended December 31, 2007, Oregon Mineral received proceeds from notes payable-related party of $14,455. As a result, Oregon
Mineral had net cash from financing activities of $14,455 for the year ended December 31, 2008.

Results of Operations

We are a development stage company and have not yet commenced material operations.

For the nine months ended September 30, 2009, we received revenues of $13,750 with a cost of revenues of $4,180. For the nine months ended September 30, 2009, we had operating expense of $27,394 that consisted of basic operating expenses necessary to pursue operations and consulting and professional fees of $16,297. Comparatively, for the nine months ended September 30, 2008, we received revenues of $1,875 with a cost of revenues of $1,225 with operating expenses of $14,586 that consisted of basic operating expenses necessary to pursue operations and professional fees of $6,294.

For the year ended December 31, 2008, we received revenues of $1,875 with a cost of revenues of $1,225. For the year ended December 31, 2008, we had operating expense of $15,944 that consisted of basic operating expenses necessary to pursue operations. Comparatively, for the year ended December 31, 2007, we received revenues of $7,420 with a cost of revenues of $6,509 with operating expenses of $13,372 which consisted of basic operating expenses necessary to pursue operations.

Plan of Operation

In addition to raising at least $625,000 in this offering, our ability to continue in existence is dependent on our ability to commence full scale operations.

Milestones:                         Steps                     Timeline
1. Excavate material      Obtain permits                    month 1
                          Identify contractors and freight
                            companies                       month 1
                          Establish processing location     months 1-2
                          Prepare location for bulk storage months 1-2

2. Process Material       Establish product specifications  month 1
                          Obtain facility for processing    months 2-4
                          Buy, lease or contract appropriate
                           equipment                        month 4
                          Install Equipment                 months 4-5
                          Test-Run material to establish
                           actual capability                month 5

                          Process and store finished
                           material to meet sales
                           projections                     months 4-12

3. Setup marketing plan   Update and approve labeling       months 1-3
                          Produce sales manual              months 2-4
                          Create sales brochures            months 2-3
                          Identify and target potential
                          Customers                         months 2-12
                          Attend trade shows                month 7

Milestone 1 needs to be complete prior to commencing milestone 2. No other milestone needs to be complete to pursue milestone 3.

If insufficient funds are raised in this offering, management will pursue alternative forms of funding, not yet determined, necessary to reach the milestones described above.

Going Concern
Oregon Mineral has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Historically, Oregon Mineral has incurred annual losses, which have resulted in an accumulated deficit of $139,533 at September 30, 2009. Oregon Mineral also has a nominal working capital and negative cash flow from operations. These factors raise substantial doubt about Oregon Mineral's ability to continue as a going concern. The ability of Oregon Mineral to continue as a going concern is dependent on Oregon Mineral increasing sales to the point it becomes profitable. Oregon Mineral may need to raise additional capital for working capital, processing equipment and marketing to increase its sales. If Oregon Mineral is unable to increase sales sufficiently or obtain adequate capital, it could be forced to cease operation.

Management plans to increase sales by increasing its marketing program and to obtain additional capital from the filing an Form S-1 with the SEC, registering common stock for entering the public stock market for sales shares of its common stock. However, management cannot provide any assurances that Oregon Mineral will be successful in accomplishing any of its plans.

Off-Balance Sheet Arrangements
Oregon Mineral had no material off-balance sheet arrangements as of September 30, 2009.

Contractual Obligations                       Payments due by period
                                           Less than 1      1-3       3-5   More than 5
     Contractual obligation       Total       year         years     years     year
     ----------------------       -----    -----------     -----     -----  ---------
Long-term debt obligation                  -          -       46,827         -        -
Capital Lease Obligations                  -          -            -         -        -
Operating Lease Obligations                -          -            -         -        -
Purchase Obligations                       -     $6,000            -         -        -
Other Long-Term Liabilities
   Reflected on the Balance Sheet          -          -            -         -        -

Recently Issued Accounting Pronouncements

In June 2006, FASB issued FASB ASC 740-10 (Prior authoritative
literature:   FASB Interpretation No. 48 "Accounting   FASB No. 109,
"Accounting for Income Taxes". FASB ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FASB ASC 740-10 is effective for fiscal years beginning after December 15, 2006. The adoption of FASB ASC 740-10 did not have a material impact on the Company's financial position, results of operations, or cash flows.
In September 2006, the FASB issued FASB ASC 820-10 (Prior authoritative literature: FASB Statement 157, "Fair Value Measurements"). FASB ASC 820-10 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. FASB ASC 820-10 applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, FASB ASC 820-10 does not require any new fair value measurements. However, for some entities, the application of FASB ASC 820-10 will change current practice. The changes to current practice resulting from the application of FASB ASC 820-10 relate to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. The provisions of FASB ASC 820-10 are effective as of January 1, 2008, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. However, delayed application of this statement is permitted for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of FASB ASC 820-10 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In February 2007, FASB ASC 825-10 (Prior authoritative literature: Statement of Financial Accounting Standards No. 159, " The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115 ,") was issued. This standard allows a company to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities on a contract-by-contract basis, with changes in fair value recognized in earnings. The provisions of this standard were effective as of the beginning of fiscal year 2008, with early adoption permitted. The adoption of FASB ASC 825-10 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In March 2007, FASB ASC 715-60 (Prior authoritative literature: EITF Issue No. 06-10, "Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements"). FASB ASC 715-60 provides guidance for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement. FASB ASC 715-60 is effective for fiscal years beginning after December 15, 2007. The adoption of FASB ASC 715-60 did not have a material impact on the Company's financial position, results of operations, or cash flows.
In December, 2007, the FASB issued FASB ASC 805 (Prior authoritative literature: SFAS No. 141(R), "Business Combinations"), which established the principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. FASB ASC 805 also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. FASB ASC 805 is effective the first annual reporting period beginning on or after December 15, 2008 and is not expected to have any impact on the Company's financial statements.

In December, 2007, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature: SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements", an amendment of ARB No. 51). FASB ASC 810-10-65 will change the accounting and reporting for minority interests which will be characterized as noncontrolling interests and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest shareholders. This standard is effective for fiscal years and interim periods within those fiscal years beginning on or after December 15, 2008.and is not expected to have an impact on the Company's financial statements.

In March 2008, the FASB issued FASB ASC 815-10 (Prior authoritative literature: SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities"), which is effective January 1, 2009. FASB ASC 815-10 requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity's financial position, financial performance, and cash flows. Among other things, this standard requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant. This standard is not currently applicable to the Company since we do not have derivative instruments or engage in hedging activity.

In May 2008, the FASB issued FASB ASC 944 (Prior authoritative literature: SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60"). FASB ASC 944 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal
years.   As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended March 31, 2009. The Company does not believe this standard will have any impact on the financial statements.

In April, 2009, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature: SFAS No. 164, "Not-for-Profit Entities: Mergers and Acquisitions") which governs the information that a not-for-profit entity should provide in its financial reports about a combination with one or more other not-for-profit entities, businesses or nonprofit activities and sets out the principles and requirements for how a not-for-profit entity should determine whether a combination is in fact a merger or an acquisition. This standard is effective for mergers occurring on or after Dec. 15, 2009 and for acquisitions where the acquisition date is on or after the beginning of the first annual reporting period, beginning on or after Dec. 15, 2009. This standard does not apply to the Company since the Company is considered a for-profit entity.

In May 2009, FASB issued FASB ASC 855-10 (Prior authoritative literature: SFAS No. 165, "Subsequent Events"). FASB ASC 855-10 establishes principles and requirements for the reporting of events or transactions that occur after the balance sheet date, but before financial statements are issued or are available to be issued. FASB ASC 855-10 is effective for financial statements issued for fiscal years and interim periods ending after June 15, 2009. As such, the Company adopted these provisions at the beginning of the interim period ended June 30, 2009. Adoption of FASB ASC 855-10 did not have a material effect on our financial statements.

In June 2009, the FASB ASC 860-10 (Prior authoritative literature: issued SFAS No. 166, "Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140"), which eliminates the concept of a qualifying special-purpose entity ("QSPE"), clarifies and amends the de-recognition criteria for a transfer to be accounted for as a sale, amends and clarifies the unit of account eligible for sale accounting and requires that a transferor initially measure at fair value and recognize all assets obtained and liabilities incurred as a result of a transfer of an entire financial asset or group of financial assets accounted for as a sale. This standard is effective for fiscal years beginning after November 15, 2009. The Company is currently evaluating the potential impact of this standard on its financial statements, but does not expect it to have a material effect.

In June 2009, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature: SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)") which amends the consolidation guidance applicable to a variable interest entity ("VIE"). This standard also amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is therefore required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. Previously, the standard required reconsideration of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred. This standard is effective for fiscal years beginning after November 15, 2009, and for interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the potential impact of the adoption of this standard on its financial statements, but does not expect it to have a material effect.

In June 2009, FASB issued ASC 105-10 (Prior authoritative literature: SFAS No. 168, "The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162").FASB ASC 105-10 establishes the FASB Accounting Standards Codification TM (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. FASB ASC 105-10 is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending September 30, 2009. Adoption of FASB ASC 105-10 did not have a material effect on the Company's financial statements.


          DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number, as the board of directors shall at the time have designated. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the un-expired term and until the successor is elected and qualified.

The directors, executive officers and significant employees are as follows:

NAME                         AGE        POSITIONS HELD              TERM
Charles D. Hamilton          58        President, CEO, CFO       January 3, 2005
                                       Controller, Director       to present

The above named director will serve in his capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Resumes

Charles D. Hamilton.   Mr. Hamilton owned and operated two restaurants
in Oregon, The Hamilton House 1976-1998, 10,000 sq. ft. upscale dining facility that sold for $1.4M. From 1998-2004 Hamilton developed and operated the Hamilton River House located on the Rogue River. The Hamilton River House sold in 2004 for $1.1M. From 1993-1999, Mr. Hamilton was a director, executive committee member and treasurer of the Oregon Restaurant Association, where he served to represent over 3,000 Oregon Restaurants. Mr. Hamilton does not have any background in accounting and/or finance.

Educated at Lewis and Clark College, Mr. Hamilton was awarded a BS degree in Psychology. Mr. Hamilton did his graduate studies at San Francisco State (Industrial Psychology and Organizational Behavior).

In 1972, he assisted in the development of the first local probation department in Josephine County. In 1974, Mr. Hamilton applied for a grant and was instrumental in development of the first residential treatment center for young men on probation in the Grants Pass-Merlin area.

Code of Ethics Policy
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings None of our directors, executive officers and control persons has been involved in any of the following events during the past five years:
   - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation
We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

                 Summary Compensation Table

                                                                             Nonqualified
                                                                    Non-Equity  Deferred
Name and                                          Stock     Option   Incentive   Comp     All Other
Principal Position  Year     Salary      Bonus    Awards    Awards   Plan Comp  Earnings    Comp     Total
------------------  ----     ------      -----    ------    ------   ---------  --------  ---------  -----
Charles D. Hamilton
CEO/CFO/Controller  2008       $0        $0        $0          $0       $0        $0       $0           $0
                    2007       $0        $0        $0          $0       $0        $0       $0           $0
                    2006       $0        $0        $0          $0       $0        $0       $0           $0

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 31, 2010, the number and percentage of outstanding shares of Oregon Mineral common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name of                     Common Stock        % Class Owned       % Class Owned
Beneficial Owner          Beneficially Owned   before offering      after offering
Charles D. Hamilton
233 Rogue River Highway
Grants Pass, Oregon           1,599,892(1)          9.84%               8.53%

Officers & Directors
  As a Group (1 Person)       1,599,892(1)          9.84%               8.53%




Raymond Huckaba                 750,000(2)direct    4.61%               4.00%
P.O. Box 413                  1,953,977(2)indirect 12.01%              12.01%
Nurohy, OR 97533

Starveout Creek Tree Farm
P.O. Box 21
Azalea, OR 97410                950,000(3)          5.84%               5.06%

Percentages are based upon 16,265,231 common shares issued and outstanding as of September 30, 2009.

   (1)Includes 210,084 common shares held by Laurel Hamilton which are deemed to be beneficially owned by Mr. Hamilton.
   (2)Includes 1,300,000 common shares held by Sumac, Inc., an entity controlled by Raymond Huckaba and 653,977 common shares held by Rogue Silicates, Inc., an entity controlled by Raymond Huckaba.
   (3)Starveout Creek Tree Farm is controlled by a non-affiliate

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advanced to Related Parties. Prior to December 31, 2007, Oregon Mineral had advanced to Sumac Corporation, a related party entity, $1,000. The amount was non-interest bearing, unsecured and due on demand. During 2008, this amount was exhausted. Oregon Mineral has no other advances to related parties for the year ended December 31, 2008.

Purchase of Mining Claim. On February 29, 2005, Oregon Mineral entered into a mining claim sales contract with James Lane, Dorman Cox, Erik Thompson, Lee Meyer, Bobbie Meyer, Charles Hamilton, Laurel Hamilton and Raymond Huckaba ("Sellers") to purchase mining claims located at East 1/2 of Section 11, the Southwest 1/4 of
Section 12, the South 1/2 of Section 14, the South 1/2 of Section 13 and the West 1/2 of Section 18, township 29 south Range 3 East, WWM, Douglas County Oregon. The transaction closed on July 29, 2005.
The purchase price was 400,000 common shares of Oregon Mineral. Charles Hamilton is the sole officer and director of Oregon Mineral.

Rogue Silicates. Effective December 20, 2006, Oregon Mineral contracted Rogue Silicates, Inc., an affiliate, to mine and process clay from the Rogue mines for $60.00 per ton at the mine site to a ten mesh size. Rogue agreed to utilize its account with Industrial Mineral of Sacramento, CA to process any material to a finer mesh at the cost of $275 per hour.

Additionally, Rogue Silicates leased one of its two 5 acre mill sites known as Rogue Mill Site #1 and #2 by Highway 230 to Oregon
Minerals for $200 per year.

Lastly, Rogue Silicate agreed to handle the mining, processing and shipping for Oregon Mineral. A minimum run will be 10,000 tons with an escrow account to be set up to pay for operations.

There is no specific termination clause in the agreement.

On December 23, 2006, Oregon Mineral purchased pyrophyllite clay as needed for a price of $50 per ton. Oregon Mineral shall be solely responsible for the expenses associated with shipping. Oregon Mineral has the right of inspection of the clay at the mine site. There is no specific termination clause in the agreement.

Related Party Loans. Oregon Mineral has received loans primarily from, Raymond Huckaba, a former officer and Rogue Silicates, Inc. and Sumac,
Inc., related companies.  Included in the loans are   maintenance and
other fees. The loans are unsecured, have fixed dates and bear interest.

Notes Payable at September 30, 2009. During 2003, we received a $1,080 loan from Ray Huckaba, a former officer and director. The note was issued with a due date of August 5, 2010 at 8% simple interest. A payment of $78 was made in 2006. The loan had a principal balance at December 31, 2008 of $ 1,002 and had accrued interest at that date of $49.

During 2005, we issued a note for the maintenance fee on our mineral interests for $5,000 to Rogue Silicates, Inc., an affiliate at 8% simple interest, due August 5, 2010. No payments have been made. The loan had a principal balance at December 31, 2008 of $5,000 and had accrued interest at that date of $1,368. In September 2008, we issued a note for assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due September 5, 2010. No payments have been made. The loan had a principal balance at December 31, 2008 of $1,000 and had accrued interest at that date of $267.

During 2006, we issued a note for the maintenance fee on our mineral interests for $5,000 to Rogue Silicates, Inc. at 8% simple interest, due August 5, 2010. No payments have been made. The loan had a principal balance at December 31, 2008 of $ 5,000 and had accrued interest at that date of $968. During August 2008, we received a $1,700 loan from Rogue Silicates, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. A payment in the amount of $386 was made in 2008. The loan had a principal balance at December 31, 2008 of $1,314 and had accrued interest at that date of $46. In November 2008, we issued a note for claim work for $1,056 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The loan had a principal balance at December 31, 2008 of $1,056 and had accrued interest at that date of $183.

During 2007, we issued a note for the maintenance fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The loan had a principal balance at December 31, 2008 of $5,000 and had accrued interest at that date of $ 567. In September, we issued a note for assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The loan had a principal balance at December 31, 2008 of $1,000 and had accrued interest at that date of $107. During October, 2008, we received a $3,500 loan from Rogue Silicates, Inc. The note was issued with a maturity date of October 22, 2010 at 8% simple interest. No Payments have been made. The loan had a principal balance at December 31, 2008 of $3,500 and had accrued interest at that date of $334. During October we received a $1,869 loan from Rogue Silicates, Inc. A note was issued with a maturity date of August 5, 2010 at 8% simple interest. No Payments have been made. The Loan had a principal balance at December 31, 2008 of $1,869 and had accrued interest at that date of $ 180. In November, we issued a note for claim work for $2,586 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $2,586 and had accrued interest at that date of $241.

In March of 2008, we received a $3,500 loan from Sumac, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. No Payments have been made. The Loan had a principal balance at December 31, 2008 of $3,500 and had accrued interest at that date of $155. During April we received a $3,000 loan from Rogue Silicates, Inc. The note has a maturity date of August 5, 2010 and bears interest at 8%. No payments have been made. The loan had a principal balance at December 31, 2008 of $3,000 and had accrued interest at that date of $170. In August 2008, we issued a note for Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The loan had a principal balance at December 31, 2008 of $ 5,000 and had accrued interest at that date of $168. In September 2008, we issued a note for Assessment work for $1,000 to Rogue Silicates, Inc. at 8% simple interest, due August 5, 2010. No payments have been made. The loan had a principal balance at December 31, 2008 of $1,000 and had accrued interest at that date of $27.

During 2009, in August, we issued a note for the Maintenance Fee on our mineral interests for $ 5,000 to Rogue Silicates, Inc at 8% simple interest, due September 30, 2011. No payments have been made. The Loan had a principal balance at September 30, 2009 of $5,000 has accrued
interest at September 30, 2009 of $67.    In September we issued a note
for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due September 30, 2011. No payments have been made. The Loan had a principal balance at September 30, 2009 of $1,000 and had accrued interest at September 30, 2009 of $7.

Notes Issued to Related Party

                                                                           Accrued
                                                                        Interest-Notes
                                              Principal Amount            December 31,
Related Party                       2006 and     2007       2008   Total      2008
-------------------------------------------------------------------------------------
Notes payable to R Huckaba, unsecured
interest bearing at 8% due 2010     $   502   $   500     $    -    $ 1,002   $   49
Notes payable to Rogue, Silicates Inc
unsecured, interest bearing at 8%,
due 2010                             13,756    13,955      8,614     36,325    4,623
 Notes payable to Sumac, Inc., unsecured
interest bearing at 8%, due 2010           -         -     3,500      3,500     (155)
                                     -------   -------   -------    -------   ------
             Total                   $14,258   $14,455   $12,144    $40,827   $4,517
                                     =======   =======   =======    =======   ======

					            2008                 2007
                                          ----                 ----
Long Term Debt Obligations              $40,827              $28,723
    Less Current Portion                      -                    -
                                        -------              -------
Long Term Portion                       $40,827              $28,713

Accrued interest on the notes listed above was $1,894 and $4,517 for the years ended December 31, 2007 and 2008.

Mr. Raymond Huckaba is a former officer and director and shareholder of Oregon. Rogue Silicates, Inc and Sumac Corp. are affiliates of R. Huckaba.

There are 15 individual notes issued at varying dates and amounts and shown in total for each party as of December 31, 2008 and 2007. All notes are due and payable at various dates in the year 2010 and carry an 8% per year simple interest rate.



                       DESCRIPTION OF CAPITAL STOCK

The following statements discloses the material terms of your capital stock, including your common stock and preferred stock.

Our articles of incorporation and bylaws do not contain any anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Common Shares. Oregon Mineral's articles of incorporation authorize it to issue up to 100,000,000 common shares and 1,000,000 preferred shares, $0.001 par value per common and preferred share.

Liquidation Rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Oregon Mineral legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Oregon Mineral has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Oregon Mineral. Accordingly, future dividends, if any, will depend upon, among other considerations, Oregon Mineral's need for working capital and its financial conditions at the time.

Voting Rights. Holders of common shares of Oregon Mineral are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common Shares do not have cumulative voting features. Our by-laws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

The authorized preferred stock may be issued from time to time in series. The board of directors is authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter issue such stock from time to time. The board of directors is also authorized to allow for conversion of the preferred stock to common stock under terms and conditions as determined by the board of directors.

Transfer Agent. Fidelity Transfer Company 1800 South West Temple, Suite 301 Salt Lake City, Utah, 84115 will transfer stock for Oregon Mineral.


                      SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 16,265,231 shares of our common stock outstanding of which no common shares may be freely traded without restriction. Upon the effectiveness of this registration statement, up to 2,500,000 common shares may be issued and will be eligible for immediate resale in the public market. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter. At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.
Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of Oregon Minerals under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

          DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                    FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Item 5(a)

a) Market Information. Our common stock is not quoted on an exchange or on the OTC Electronic Bulletin Board. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on the OTC Electronic Bulletin Board

b) Holders. At September 30, 2009, there were approximately 191 shareholders of Oregon Minerals.

c) Dividends. Holders of Oregon Minerals common stock are entitled to receive such dividends as may be declared by its board of directors.
No dividends on Oregon Minerals common stock have ever been paid, and Oregon Minerals does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d) Securities authorized for issuance under equity compensation plans. No securities are authorized for issuance by Oregon Minerals under equity compensation plans.

Plan Category             Number of Securities        Weighted Average Exercise      Number of Securities
                         Issued upon Exercise of     Price of Outstanding Options    Remaining Available
                           Outstanding Options,          Warrants and Rights           Future Issuance
Equity Compensation Plans
Approved by Security Holders     n/a                         n/a                             n/a

Equity Compensation Plans
Not Approved by Security Holders n/a                         n/a                             n/a
                              ----------                    ------                         ------
Total                            n/a                         n/a                             n/a

e)  Performance graph.  Not applicable.
f)  Sale of unregistered securities.

During 2009, Oregon Mineral issued 60,000 shares at $0.10 for services to Corporate Management Associates, a non-affiliate. Oregon Mineral issued 400 shares at $0.3125 for cash to non-affiliates. Oregon Mineral issued 5,024 shares at $.255 for cash to non-affiliates.

Oregon Mineral issued 3,000 shares at $1.00 to Brooks Research, a non-
affiliate for services.   Oregon Mineral issued 30,000 shares to non-
affiliates to adjust the number of shares issued in a prior year for cash.

All of the above issuances of common stock were made to sophisticated investors pursuant to Section 4(2) of the Securities Act of 1933.

    Item 5(b)  Use of Proceeds.  As described herein    Item 5(c)
Purchases of Equity Securities by the issuer and affiliated purchasers.
None.

EXPERTS

The financial statements of Oregon Mineral appearing in this registration statement have been audited by a registered Public
Accounting Firm with the Public Accounting Oversight Board, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


LEGAL PROCEEDINGS

There are no legal proceedings, pending or threatened, against Oregon Mineral or its officers or directors in their capacity with Oregon Mineral at this time.


LEGAL MATTERS

Jody M. Walker, Centennial, Colorado, will pass upon certain legal matters with respect to the issuance of shares of common stock offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Oregon Mineral Technologies, Inc.
50 Beekman Sq.
Jacksonville, OR 97530
541-899-1500
Attention: Charles D. Hamilton, Chief Executive Officer and Chief
Financial Officer

Our fiscal year ends on December 31. We are a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, NE, Washington D.C. 20549.

You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


FINANCIAL STATEMENTS

The following financial statements are furnished below:

Balance Sheets - September 30, 2009 (unaudited) and December 31,
2008
Statement of Operations for the three and nine months ended
September 30, 2009 and 2008
Statement of Cash Flows for the nine months ended September 30, 2009 (unaudited) and 2008
Notes to Financial Statements

Report of Independent Registered Public Accounting Firm
Balance Sheets - December 31, 2008 and 2007
Statements of Operations for the periods ended December 31, 2008 and 2007 and inception (November 9, 1999) through December 31, 2008. Statements of Stockholders' Equity (Deficit) for the period November 9, 1999 (inception) through December 31, 2008.
Statements of Cash Flows for the years ended December 31, 2008 and 2007 and inception (November 9, 1999) through December 31, 2008. Notes to Financial Statements.

                        OREGON MINERAL TECHNOLOGIES, INC.
                  (Formerly Advanced Mineral Technologies, Inc.)
                     (a development stage company)
                            Balance Sheets

                                 ASSETS
                                            September 30,  December 31,
                                                 2009         2008
                                              ----------   ----------
                                              (unaudited)
CURRENT ASSETS
  Cash                                        $    8,767   $      779
  Inventory                                        4,998        4,998
                                              ----------   ----------
    Total current assets                           5,777        5,777
                                              ----------   ----------
FIXED ASSETS
Mineral Rights & Properties-Net                   13,400       13,400
                                              ----------   ----------
        TOTAL ASSETS                          $   22,167   $   19,177
                                              ==========   ==========

                  LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
  Accounts Payable                            $    5,725   $    1,265
  Accrued Liabilities-Related Parties              2,671        2,671
  Accrued Interest-Related Parties                 7,072        4,517
                                              ----------   ----------
    Total current liabilities                     15,468        8,453
                                              ----------   ----------
LONG TERM LIABILITIES
  Notes Payable-Related Party                     46,827       40,827
                                               ---------   ----------
Total long term liabilities                       46,827       40,827
							     ---------   ----------

        TOTAL LIABILITIES                         62,295       49,280

STOCKHOLDERS' (DEFICIT)
Preferred stock, $.001 par value, 1,000,000
  shares authorized, none issued and
  outstanding
Common stock, $.001 par value, 100,000,000
  shares, authorized 16,265,231 and 16,166,807
  issued and outstanding, respectively            16,265       16,167
Additional paid in capital                        83,140       72,833
Accumulated Deficit                             (139,533)    (119,103)
                                              ----------   ----------
    Total Shareholders' (Deficit)                (40,128)     (30,103)
                                              ----------   ----------
       TOTAL LIABILITIES AND SHAREHOLDERS'
         (DEFICIT)                            $   22,167   $   19,177
                                              ==========   ==========

         The Accompanying Notes are an Integral Part of These Financial Statements

                        OREGON MINERAL TECHNOLOGIES, INC.
                  (Formerly Advanced Mineral Technologies, Inc.)
                           (a development stage company)
                             Statements of Operations
                                   (Unaudited)

                                         For the              For the    Accumulated
                                      Three Months          Nine Months From Inception
                                         Ended                Ended     (Nov. 9, 1999)
                                      September 30,        September 30, to Sept. 30,
                                   2009          2008   2009       2008       2009
                                   ------------------   ---------------       ----
Revenues                         $      -    $  1,875  $ 13,750  $ 1,875  $  33,810
Cost of Sales                           -       1,225     4,380    1,225     15,427
                                  -------    --------  -------- --------  ---------
Gross Profit                            -         650     4,180      650     18,383

Expenses
  General & Administrative          7,352       6,270    11,148    8,292     96,438
  Professional Fees                   850         190     2,097    6,294     35,760
  Consulting Fees                   2,700           -    14,200        -     16,700
                                  -------    --------  -------- --------  ---------
      Total Operating Expenses     10,902       6,460    27,445   14,586    (17,875)
                                  -------    --------  -------- --------  ---------
Net loss from operations         $(10,902)   $(5,810)  $(20,430)$(13,936) $(132,612)
                                 ========    ========  ======== ========  =========
Other Income (Expenses)
  Interest Expense                   (967)      (786)   (2,555)   (2,057)    (7,336)
  Gain on Sale of Assets                -          -         -         -        415
                                 --------    -------  -------- --------  ---------
     Total Other Income (Expense)    (967)      (786)   (2,555)   (2,057)    (6,921)

Income Tax Expenses                     -          -         -         -          -
                                 --------   --------  --------  --------  ---------
Net Loss                         $(11,869)  $ (6,596) $(20,430  $(15,993) $(139,533)
                                 ========   ========  ========  ========  =========

Basic and diluted loss per share $  (0.00)  $  (0.00) $  (0.00) $  (0.00)
                                 ========   ========  ========  ========
Weighted average number of
 common shares outstanding     16,177,645 16,166,807 16,177,645 16,116,645
                               ========== ========== ========== ==========

                    The Accompanying Notes are an Integral Part
                          of These Financial Statements

                      OREGON MINERAL TECHNOLOGIES, INC.
               (Formerly Advanced Mineral Technologies, Inc.)
                       (a development stage company)
                           Statements of Cash Flows
                    		  (Unaudited)

                                                    For the           Accumulated
                                               Nine Months Ended    From Inception
                                                  September 30,     (Nov. 9, 1999)
                                                2009       2008   to Sept. 30, 2009
                                                ----       ----   -----------------
Cash flows from operating
  activities
  Net loss                                 $  (20,430)   $ (15,992)  $ (139,482)
  Noncash items Included in
   net loss
    Common stock issued for
     services                                   9,000            -       11,800
  Changes In Operating Assets
   and Liabilities
     (Increase) Decrease in Accounts
        Receivable and Advances                     -        1,000            -
     (Increase) Decrease in Inventory           4,998            -            -
     (Increase) Decrease in Prepaid Expense         -          500            -
      Increase (Decrease) in Accounts Payable
        and Accrued Expenses                    7,016        2,659       15,498
                                           ----------   ----------   ----------
Net cash provided by operating
  activities                                      634     (11,833)    (112,214)
                                           ----------   ----------   ----------
Cash flows from investing activities 		    -		     -		-
                                           ----------   ----------   ----------
Net cash used by investing activities               -	           -            -
                                           ----------   ----------   ----------
Cash flows from financing activities
  Proceeds from notes payable - related party   6,000       12,114       46,827
  Cash received from issuance of common stock   1,405            -       74,205
                                           ----------   ----------   ----------
Net cash provided by financing activities       7,405       12,114      121,032
                                           ----------   ----------   ----------
Net increase (decrease) in cash                 7,988          281        8,767
Cash, beginning                                   779          498            -
                                           ----------   ----------   ----------
Cash, ending                               $    8,767   $      779   $    8,767
                                           ==========   ==========   ==========



Supplemental Disclosures of Cash Flow Activities
  Cash Paid for
     Interest                                       -            -            -
     Income taxes                                   -            -            -
                                           ==========   ==========   ==========
  Non-cash and Investing Activities
     Common Stock Issued for Services           6,000            -        2,800
     Common Stock Issued for Assets                 -            -       13,400
                                           ==========   ==========   ==========

                    The Accompanying Notes are an Integral Part
                          of These Financial Statements

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements


BASIS OF FINANCIAL STATEMENTS PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim consolidated financial statements be read in conjunction with the Company's audited financial statements and notes thereto included of December 31, 2007 and 2008. Operating results for the three and nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for year ending December 31, 2009.

Basic and Fully Diluted Loss Per Share
SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share ("EPS") for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

The computation of basic and diluted loss per common share is based on the weighted average number of shares outstanding during each period.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued)

						       Three Months Ended       Nine Months Ended
						  	   September 30,	         September 30,
                                          2009            2008     2009         2008

BASIC AND FULLY DILUTED LOSS PER
  COMMON SHARE                            $ (0.00)       $ (0.00)  $ (0.00)   $ (0.00)

BASIC AND FULLY DILUTED
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                          16,177,645   16,166,807  16,177,645  16,166,645

NUMBER OF COMMON SHARED OUTSTANDING    16,265,231   16,166,807  16,265,231  16,166,807

The computation of loss per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. The Company has not issued any options or warrants.

The Company did not have any outstanding common stock equivalents for the three or nine months ended September 30, 2009 and 2008.

During 2009, the company issued 60,000 shares at $0.10 for services. The company issued 400 shares at $0.3125 for cash. The Company issued 5024 shares at $.255 for cash. The Company issued 3,000 shares at $1.00 for services. The Company 30, 000 share to adjust the number of shares issued in a prior year for cash.

Notes Payable at September 30, 2009
During 2003 we received a $1,080 loan from Ray Huckaba. The note was issued with a due date of August 5, 2010 at 8% simple interest. A payment of $78 was made in 2006. The Loan had a principal balance at December 31, 2008 of $1,002. The note was canceled and rewritten in September 2009 for the principal balance of $1,002, at 8% simple interest, with a due date of September 30, 2011 and had accrued interest at September 30, 2009 of $ 109.

During 2005 we issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $5,000. The note was canceled and rewritten in September 2009 for the principal balance of $5,000, at 8%

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                      Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

simple interest, with a due date of September 30, 2011 and had accrued interest at September 30, 2009 of $1,667. In September we issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due September 5, 2010. No payments had been made. The Loan had a principal balance at December 31, 2008 of $1,000. The note was canceled and rewritten in September 2009 for the principal balance of $1,000, at 8% simple interest, with a due date of September 30, 2011 and has accrued interest at September 30, 2009 of $327.

During 2006 we issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $5,000. The note was canceled and rewritten in September 2009 for the principal balance of $5,000, at 8% simple interest, with a due date of September 30, 2011 and has accrued
interest at September 30, 2009 of $1,267.   During August we received a
$1,700 loan from Rogue Silicates, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. A payment in the amount of $386 was made in 2008. The Loan had a principal balance at December 31, 2008 of $1,314. The note was canceled and rewritten in September 2009 for the principal balance of $1,314, at 8% simple interest, with a due date of September 30, 2011 and had accrued interest at September 30, 2009 of $124. In November we issued a note for claim work for $1,056 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments had been made. The Loan had a principal balance at December 31, 2008 of $1,056. The note was canceled and rewritten in September 2009 for the principal balance of $1,056, at 8% simple interest, with a due date of September 30, 2011 and had accrued interest at September 30, 2009 of $246.

During 2007 we issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $5,000 and had accrued interest at that date of $ 567. The note was canceled and rewritten in September 2009 for the principal balance of $5000, at 8% simple interest, with a due date of September 30, 2011 and had accrued interest at September 30,
2009 of $867.   In September, we issued a note for Assessment work for
$1,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $ 1,000. The note was canceled and rewritten in September 2009 for the principal balance of $1,000, at 8% simple interest, with a due date of September 30, 2011 and had accrued interest at September 30, 2009 of $167. During October we received a $3,500 loan from Rogue Silicates, Inc. The note was issued with a maturity date of October 22, 2010 at 8% simple interest. No Payments have been made. The Loan had a principal balance at December 31, 2008 of $3,500. The note was

                    OREGON MINERAL TECHNOLOGIES, INC.
               (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

canceled and rewritten in September 2009 for the principal balance of $3,500, at 8% simple interest, with a due date of September 30, 2011 and had accrued interest at September 30, 2009 of $ 543. During October we received a $1,869 loan from Rogue Silicates, Inc. A note was issued with a maturity date of August 5, 2010 at 8% simple interest.
No Payments have been made. The Loan had a principal balance at December 31, 2008 of $ 1,869. The note was canceled and rewritten in September 2009 for the principal balance of $1,869, at 8% simple interest, with a due date of September 30, 2011 and had accrued interest at September 30, 2009 of $292. In November we issued a note for claim work for $2,586 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $2,586. The note was canceled and rewritten in September 2009 for the principal balance of $2,586 at 8% simple interest, with a due date of September 30, 2011 and had accrued interest at September 30, 2009 of $396.

In March of 2008, we received a $3,500 loan from Sumac, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. No Payments have been made. The Loan had a principal balance at December 31, 2008 of $3,500 and had accrued interest at that date of $155. During April we received a $3,000 loan from Rogue Silicates, Inc. The note has a maturity date of August 5, 2010 and bears interest at 8%. No payments have been made. The Loan had a principal balance at December 31, 2008 of $3,000 and had accrued interest at that date of $170. In August, we issued a note for Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $ 5,000 and had accrued interest at that date of $168. In September, we issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $1,000. The note was canceled and rewritten in September 2009 for the principal balance of $1,000 at 8% simple interest, with a due date of September 30, 2011 and had accrued interest at September 30, 2009 of $467.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

During 2009, in August, we issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due September 30, 2011. No payments have been made. The Loan had a principal balance at September 30, 2009 of $5,000 has accrued
interest at September 30, 2009 of $67.    In September we issued a note
for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due September 30, 2011. No payments have been made. The Loan had a principal balance at September 30, 2009 of $1,000 and had accrued interest at September 30, 2009 of $7.

Notes Issued to Related Party

                                                                      Accrued Interest
                                              Principal Amount           December 31,
                                        September 30      December 31       2008
Related Party                              2009               2008         Total
-----------------------------------------------------------------------------------
Notes payable to R Huckaba, unsecured
interest bearing at 8% due 2010           $     -           $  1,002       $      -

Notes payable to R Huckaba, unsecured
Interest bearing at 8% due 2011           $ 1,002           $      -       $    109

Notes payable to Rogue Silicates Inc
unsecured, interest bearing at 8%,
due 2010                                  $     -            $36,325       $      -

Notes payable to Rogue Silicates, Inc.
Unsecured, interest bearing at 8%,
Due 2011                                  $42,326            $     -       $  6,909

Notes payable to Sumac Corp, unsecured
Interest bearing at 8%, due 2010                -            $ 3,500       $      -

Notes Payable to Sumac Corp, unsecured
Interest bearing at 8%, due 2011          $ 3,500            $     -       $     54
                                          -------            -------       --------
             Total                        $46,827            $40,827       $  7,202
                                          =======            =======       ========

                                      September 30,        December 31,
					            2009                 2008
                                          ----                 ----
Long Term Debt Obligations              $46,827              $40,827
    Less Current Portion                      -                    -
                                        -------              -------
Long Term Portion                       $46,827              $40,827

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

Accrued interest on the notes listed above was $7,702 for the nine months ended September 30, 2009 and $4,517 for the year ended December 31, 2008.

Mr. Raymond Huckaba is a former officer and director and share holder of the Company. Rogue Silicates, Inc and Sumac Corp. are affiliates of
R. Huckaba.

There are 17 individual notes issued at varying dates and amounts and shown in total for each party as of September 30, 2009 and 15 individual notes as of December 31, 2008. All notes are due and payable at September 30, 2011 and carry an 8% per year simple interest rate.


NOTE 2.  GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Historically, the Company has incurred annual losses, which have resulted in an accumulated deficit of $139,533 at September 30, 2009. The Company also has a nominal working capital and negative cash flow from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company increasing sales to the point it becomes profitable. The Company may need to raise additional capital for working capital, processing equipment and marketing to increase its sales. If the Company is unable to increase sales sufficiently or obtain adequate capital, it could be forced to cease operation. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Management plans to increase sales by increasing its marketing program and to obtain additional capital from the filing an Form S-1 with the SEC, registering common stock for entering the public stock market for sales shares of its common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

                           [Letterhead of Auditor]

            Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
Oregon Mineral Technologies, Inc.

We have audited the accompanying balance sheets of Oregon Mineral Technologies, Inc. (formerly Advance Mineral Technologies, Inc.)(a development stage company) as of December 31, 2008 and 2007 and the related statements of operations, stockholders' equity (deficit), and cash flows for then ended and for the period from inception on November 19, 1999 through December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedure that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oregon Mineral Technologies, Inc. (formerly Advanced Mineral Technologies, Inc.) (a development stage company) as of December 31, 2008 and 2007 and the results of their operations and their cash flows for the years then ended and the period from inception on November 19, 1999 through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited assets, as suffered losses from inception, negative cash flows from operations, ad has a stockholders' deficit which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, Utah
February 15, 2010

                        OREGON MINERAL TECHNOLOGIES, INC.
                  (Formerly Advanced Mineral Technologies, Inc.)
                     (a development stage company)
                            Balance Sheets

                                 ASSETS
                                                    December 31,
                                                 2008         2007
                                              ----------   ----------
CURRENT ASSETS
  Cash                                        $      779   $      498
  Inventory                                        4,998        4,998
  Advances-Related Party                               -        1,000
  Prepaid Expense                                      -          500
                                              ----------   ----------
    Total current assets                           5,777        6,996
                                              ----------   ----------
FIXED ASSETS
Mineral Rights & Properties-Net                   13,400       13,400
                                              ----------   ----------
        TOTAL ASSETS                          $   19,177   $   20,396
                                              ==========   ==========

                  LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
  Accounts Payable                            $    1,265   $        -
  Accrued Liabilities-Related Parties              2,671        1,711
  Accrued Interest-Related Parties                 4,517        1,894
                                              ----------   ----------
    Total current liabilities                      8,453        3,605
                                              ----------   ----------
LONG TERM LIABILITIES
  Notes Payable-Related Party                     40,827       28,713
                                              ---------    ----------
    Total long term liabilities                   40,827       28,713
                                              ----------   ----------
        TOTAL LIABILITIES                         49,280       32,318

STOCKHOLDERS' (DEFICIT)
Preferred stock, $.001 par value, 1,000,000
  shares authorized, none issued and
  outstanding
Common stock, $.001 par value, 100,000,000
  shares, authorized 16,166,807 issued and
  outstanding                                     16,167       16,167
Additional paid in capital                        72,833       72,833
Accumulated Deficit                             (119,103)    (100,921)
                                              ----------   ----------
    Total Shareholders' (Deficit)                (30,103)     (11,921)
                                              ----------   ----------
       TOTAL LIABILITIES AND SHAREHOLDERS'
         (DEFICIT)                            $   19,177   $   20,397
                                              ==========   ==========

         The Accompanying Notes are an Integral Part of These Financial Statements

                        OREGON MINERAL TECHNOLOGIES, INC.
                  (Formerly Advanced Mineral Technologies, Inc.)
                           (a development stage company)
                             Statements of Operations

                                                           Accumulated
                                  For the       For the   From Inception
                                 Year Ended   Year Ended   (Nov 9, 1999)
                                December 31,  December 31,  to Dec. 31,
                                    2008         2007          2008
                                 ----------   ----------   ----------
Revenues                         $    1,875   $    7,420   $   20,060
Cost of Sales                         1,225        6,509       11,247
                                 ----------   ----------   ----------
Gross Profit                            650          911        8,813

Expenses
  General & Administrative            9,650       12,597       85,290
  Professional Fees                   3,794          675       35,760
  Consulting Fees                     2,500            -        2,500
                                 ----------   ----------   ----------
      Total Operating Expenses       15,944       13,272      123,550
                                 ----------   ----------   ----------
Net loss from operations         $  (15,294)  $  (12,361)  $ (114,737)
                                 ==========   ==========   ==========
Other Income (Expenses)
  Interest Expense                   (2,888)      (1,384)      (4,781)
  Gain on Sale of Assets                  -            -          415
                                 ----------   ----------   ----------
     Total Other Income (Expense)    (2,888)      (1,384)      (4,366)
Income Tax Expenses                       -            -            -
                                 ----------   ----------   ----------
Net Loss                         $  (18,182)  $  (13,745)  $ (119,103)
                                 ==========   ==========   ==========

Basic and diluted loss per share $    (.00)  $    (.00)
                                 ==========   ==========
Weighted average number of
 common shares outstanding       16,166,807   16,166,807
                                 ==========   ==========

                    The Accompanying Notes are an Integral Part
                          of These Financial Statements

                      OREGON MINERAL TECHNOLOGIES, INC.
               (Formerly Advanced Mineral Technologies, Inc.)
                       (a development stage company)
                 Statements of Stockholders' Equity (Deficit)
For Period from November 19, 1999 (inception) through December 31, 2008

                                                                          Additional
                                  Preferred Stock         Common Stock      Paid In
                                  Shares    Amount      Shares     Amount   Capital
                                  ------    ------     -------     ------   -------
Balance at November 19, 1999        -            -            -         -         -
(inception)

Common shares issued for cash
  At $.001                          -            -    2,000,000     2,000         -

Net income (loss) for the period
  from inception November 19, 1999
  through December 31, 1999         -            -            -         -         -
Common shares for
  mineral rights at $.001
  per share                         -            -    8,000,000     8,000         -
                                -----        -----   ----------   -------   -------
Balance at December 31, 1999        -            -    2,000,000     2,000         -
Common shares issued for
  mineral rights at $.001
  per share                         -            -    5,000,000     5,000         -
Net loss for the year ended
  December 31, 2000                 -            -            -         -         -
                                -----        -----   ----------   -------   -------
Balance at December 31, 2000        -            -   15,000,000    15,000         -
Net loss for the year ended
  December 31, 2001                 -            -            -         -         -
                                -----        -----   ----------   -------   -------
Balance at December 31, 2001        -            -   15,000,000    15,000         -
Common shares issued for
  services at $.15 per
  share                             -            -       18,667        19     2,781
Common shares issued for
  cash at $.15 per share            -            -       40,000        40     5,960
Net loss for the year ended
  December 31, 2002                 -            -            -         -         -
                                -----        -----   ----------   -------   -------
Balance at December 31, 2002        -            -   15,058,667    15,059         -
Common shares issued for
  cash at $09 per share             -            -      730,140       730    64,070
Common shares cancelled             -            -      (52,000)      (52)   (9,948)
Net loss for the year ended
  December 31, 2003                 -            -            -         -         -
                                -----        -----   ----------   -------   -------
Balance at December 31, 2003        -            -   15,736,807    15,737    62,863
Net loss for the year ended
  December 31, 2004                 -            -            -         -         -
                                -----        -----   ----------   -------   -------
Balance at December 31, 2004        -            -   15,736,807    15,737    62,863
Common shares issued for
  Mineral claims at $.001           -            -      400,000     4,000         -
Net loss for the year ended
  December 31, 2005                 -            -            -         -         -
                                -----        -----   ----------   -------   -------
Balance at December 31, 2005        -            -    16,136,807    16,137    62,863
Common shares issued for cash
  at $.33 per share                 -            -        30,000     3,000     9,970
Net loss for the year ended
  December 31, 2006                 -            -            -         -         -
                                -----        -----   ----------   -------   -------
Balance at December 31, 2006        -            -   16,166,807   $16,167   $72,833

Net loss for the year ended
  December 31, 2007                 -            -            -         -         -
                                -----        -----   ----------   -------   -------
Balance at December 31, 2007        -            -   16,166,807    16,167    72,833

Net loss for the year ended
  December 31, 2008                 -            -            -         -         -
                                -----        -----   ----------   -------   -------
Balance at December 31, 2008        -            -   16,166,807   $16,167   $72,833
                                =====        =====   ==========   =======   =======

                      OREGON MINERAL TECHNOLOGIES, INC.
               (Formerly Advanced Mineral Technologies, Inc.)
                       (a development stage company)
                 Statements of Stockholders' Equity (Deficit)
 For Period from November 19, 1999 (inception) through December 31,
2008
                                 (continued)

                                      Accumulated
                                        Deficit            Total
                                      -----------          -----
Balance at November 19, 1999                  -                   -
(inception)

Common shares issued for cash
  At $.001 per share                     (2,000)                  -
Net income (loss) for the period
  from inception November 19, 1999
  through December 31, 1999                   -                   -
                                      ---------            --------
Balance at December 31, 1999             (2,000)                  -
Common shares issued for
  mineral rights at $.001
  per share                                   -               8,000
Common shares issued for
  mineral rights at $.001
  per share                                   -               5,000
Net loss for the year ended
  December 31, 2000                      (5,000)             (5,000)
                                      ---------            --------
Balance at December 31, 2000             (7,000)              8,000
Net loss for the year ended
  December 31, 2001                      (6,312)             (6,312)
                                      ---------            --------
Balance at December 31, 2001            (13,312)              1,688
Common shares issued for
  services at $.15 per
  share                                       -               2,800
Common shares issued for
  cash at $.15 per share                      -               6,000
Net loss for the year ended
                                      ---------            --------
Balance at December 31, 2005            (75,302)              3,698
Common shares issued for cash
  at $.33 per share                           -              10,000
Net loss for the year ended
  December 31, 2006                     (11,874)            (11,874)
                                      ---------            --------
Balance at December 31, 2006            (87,176)           $  1,824

Net loss for the year ended
  December 31, 2007                     (13,745)            (13,745)
                                      ---------            --------
Balance at December 31, 2007           (100,921)            (11,921)
Net loss for the year ended
  December 31, 2008                     (18,182)            (18,182)
                                      ---------            --------
Balance at December 31, 2008          $(119,103)            $30,103)
                                      =========            ========

                    The Accompanying Notes are an Integral Part
                          of These Financial Statements

                      OREGON MINERAL TECHNOLOGIES, INC.
               (Formerly Advanced Mineral Technologies, Inc.)
                       (a development stage company)
                           Statements of Cash Flows

                                                                     Accumulated
                                            For the       For the   From Inception
                                           Year Ended   Year Ended   (Nov 9, 1999)
                                           December 31,  December 31,  to Dec. 31,
                                               2008         2007          2008
                                            ----------   ----------   ----------
Cash flows from operating activities
  Net loss                                 $  (18,182)   $ (13,745)  $ (119,103)
  Noncash items Included in net loss
    Common stock issued for services                -            -        2,800
  Changes In Operating Assets and
   Liabilities
     (Increase) Decrease in Accounts
        Receivable and Advances                 1,000            -            -
     (Increase) Decrease in Inventory               -       (3,411)      (4,998)
     (Increase) Decrease in Prepaid Expense       500            -            -
      Increase (Decrease) in Accounts Payable
        and Accrued Expenses                    4,849        2,277        8,453
                                           ----------   ----------   ----------
Net cash provided by operating
  activities                                  (11,833)     (14,879)    (112,848)
                                           ----------   ----------   ----------
Cash flows from investing activities
                                           ----------   ----------   ----------
Net cash used by investing activities               -            -            -
                                           ----------   ----------   ----------
Cash flows from financing activities
  Proceeds from notes payable - related party  12,114       14,455       40,827
  Cash received from issuance of common stock       -            -       72,800
                                           ----------   ----------   ----------
Net cash provided by financing activities      12,114       14,455      113,627
                                           ----------   ----------   ----------
Net increase (decrease) in cash                   281         (424)         779
Cash, beginning                                   498          922            -
                                           ----------   ----------   ----------
Cash, ending                               $      779   $      498   $      779
                                           ==========   ==========   ==========
Supplemental Disclosures of Cash Flow Activities
  Cash Paid for
     Interest                                       -            -            -
     Income taxes                                   -            -            -
                                           ==========   ==========   ==========
  Non-cash and Investing Activities
     Common Stock Issued for Services               -            -        2,800
     Common Stock Issued for Assets                 -            -       13,400
                                           ==========   ==========   ==========

                    The Accompanying Notes are an Integral Part
                          of These Financial Statements

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Business and Organization
This summary of significant accounting policies of OREGON MINERAL TECHNOLOGIES, INC., Formerly Advanced MINERAL TECHNOLOGIES, INC. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

The Company was incorporated as Swan Land and Cattle Company in the state of Wyoming on November 9, 1999. On November 17, 1999 the name was changed to U.S. Sonix, Inc. On March 27, 2000 the name was changed to Oregon Mineral Technologies, Inc. and increased the authorized common stock to 29,000,000 shares at .001 par value and authorized 1,000,000 shares of preferred stock at .001 par value. On November 2, 2009, the name was changed to OREGON MINERAL TECHNOLOGIES, INC. and the Shareholders and BD the increase of the authorized common stock to 100,000,000 shares.

Oregon Mineral Technologies, (OMT) is a corporation originally organized to acquire mineral interests of a unique mineralized clay formation in Oregon, classified as K-Rectorite, and to develop and exploit this unique clay. Since inception, AMT has been formulating plans to process, market and distribute the mineralized clay primarily to the large potential agricultural market as OR-GROW as well as other smaller markets. OR-GRO is a highly altered, highly mineralized volcanic clay that when used as a soil amendment, enhances the growth and health of plants. Since that time, however, there has been a significant interest and research in the bio-medical properties of the clay. This market could exponentially expand the Company's market potential for the clay.

The Company has not achieved significant revenues and is a development stage company in accordance with SFAS 7.

Fair Value of Financial Instruments
SFAS No. 157, "Fair Value Measurements. SFAS No. 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:
   - Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
   - Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

   - Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of notes payable approximates fair value because negotiated terms and conditions are consistent with current market rates as of December 31, 2008 and 2007.

Cash Equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Concentration of Credit Risk
Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash. Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States. The Company does not maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000.

The Company is a development stage company and has had limited sales and customers during the years 2008 and 2007 concentration of risk is not a material factor.

Basic and Fully Diluted Loss Per Share
SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share ("EPS") for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

The computation of basic and diluted loss per common share is based on the weighted average number of shares outstanding during each period.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)
                                                   December 31
                                                2008          2007
                                                ----          ----
NET LOSS                                      (18,182)      (13,745)

BASIC AND FULLY DILUTED LOSS
  PER COMMON SHARE                           $  (0.00)     $  (0.00)
                                             ========      ========
BASIC AND FULLY DILUTED
WEIGHTED AVERAGE NUMNER OF SHARES
  OUTSTANDING                              16,166,807	   16,166,807
                                           ==========    ==========

The computation of loss per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. The Company has not issued any options or warrants.

The Company did not have any outstanding common stock equivalents for the years ended December 31, 2008 and 2007.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods.

Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

Revenue recognition
The Company applies the provisions of SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue related to goods and services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

The Company's revenues are generated from sale of products. The company uses third party vendors for digging, preparing, bagging and storing products for sale. Revenues from the sale of products are generally

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

recognized upon shipment of product, which corresponds with the transfer of title. The costs of shipping are typically billed to the customer upon shipment and are included in cost of sales. Deposits from customers for orders to be delivered in the future are recorded as deferred revenues.

Research and Development
The Company follows the policy of expensing its research and development costs in the period in which they are incurred in accordance with SFAS No. 2, "Accounting for Research and Development Costs". The Company has not incurred research and development expenses during the years ended December 31, 2008 and 2007.

Inventory
The Company's inventory consists of processed clay. Inventory consists of production materials and is stated at the lower of cost (first-in, first-out method), or market value. The mineral clay is dried, ground and bagged in 50# bags and generally stored at the vendor facility. The Company uses third party vendors for digging, preparing, bagging and storing products for sale.

Inventory                                 2008               2007
                                          ----               ----
   Finished Product                      $4,998             $4,998
   Obsolescence                               -                  -
                                         ------             ------
       Net Inventory                     $4,998             $4,998

The Company believes that there is no obsolescence and the inventory is saleable and useable.

Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided primarily by the straight-line method over the estimated useful lives of the related assets of five years. The Company has no depreciable property or equipment in at 2008 and 2007

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Mineral Rights and Claims
Mineral rights and claims are defined in accordance with EITF 04-2 and carried at cost. The Company will amortize the costs of rights and claims based upon completion. The depletion amount through 2008 resulted in amortization of less than $1 and was recorded in the in the statements of operations in cost of sales.

In 2000, the Company acquired mineral claims for K-Rectonite in Jackson County Oregon. These claims were acquired through the issuance of 8,000,000 shares of common stock valued at par value of $001, or $8,000.

In 2000, the Company also acquired mineral interests to 10,000,000 tons of K-Rectonite clay from Rogue Silicates, Inc. This clay is from claims owned by Rogue Silicates. It is the Company's responsibility to find and extract the mineral. This interest was acquired through the issuance of 5,000,000 shares of common stock at par value of $.001, or $5,000. The Company has agreed to pay Rogue Silicates $5,000 per year to maintain this interest and the claims acquired above.

In 2005, the Company acquired additional claims for K Rectonite in Jackson County Oregon, from individuals. These claims were acquired through the issuance of 400,000 shares of common stock valued at par value $.001, or $400. The Company agreed to pay Rogue Silicates $1,000 per year to maintain these claims.

A schedule of mineral claims, interest and associated amortization is below. The claims and interests have been booked at cost.

In 2000, the Company obtained an option to buy the mineral claims of Rogue Silicates, Inc. for an option price of $10,000,000. This option expired June 1, 2008. The Company has not yet negotiated an extension or renewal of the option.

                                        2008                2007
                                        ----                ----
Mineral Claims                        $ 8,400             $ 8,400
Mineral Interest                        5,000               5,000
                                      -------             -------
      Total                            13,400              13,400
Amortization                                -                   -
                                      -------             -------
      Net                             $13,400             $13,400

In accordance with SFAS 142, the Company has determined that there is no impairment of the value of the interests and claims at December 31, 2008 and 2007.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Accounts Receivable
Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts. Specific reserves are estimated by management based on certain assumptions and variables, including the customer's financial condition, age of the customer's receivables, and changes in payment histories. As of December 31, 2008 and 2007, there is no allowance for doubtful receivables. Recoveries of trade receivables previously written off are recorded when received.

The Company did not have any accounts receivable at December 31, 2008 and 2007.

Advances Related Parties
Prior to December 31, 2007, the Company had Oregon to Sumac
Corporation, a related party entity, $1,000. The amount was non-interest bearing, unsecured and due on demand. During 2008, this amount was exhausted. The Company has no other advances to related parties for the year ended December 31, 2008.

Income Taxes
The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)). FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position. If the more-likely-than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.

Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

Deferred tax assets and the valuation account are as follows:

                                             For the Years Ended
                                                 December 31,
                                             2008           2007
                                             ----           ----
Deferred tax asset:
Net operating loss carryforward            $ 119,103      $ 100,921
Valuation allowance                         (119,103)      (100,921)
                                           ---------      ---------
                                           $       -      $       -

Components of income tax expense are as follows:

                                             For the Years Ended
                                                 December 31,
                                             2008           2007
                                             ----           ----
Current Federal tax                        $      -       $      -
Current State tax                                 -              -
Change in NOL benefit                        18,182         13,745
Change in valuation allowance               (18,182)       (13,745)
                                           --------       --------
                                           $      -       $      -

At December 31, 2008, the Company had net operating loss carry forwards of approximately $119,103 that may be offset against future taxable income from the year 2024 through 2028. No tax benefit has been reported in the December 31, 2008 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Capital Structure

Common Stock
Dividends may be paid on outstanding shares as declared by the Board of Directors. Each share of common stock is entitled to one vote.

During the year ended December 31, 1999, the Company issued 2,000,000 shares of common stock to initial investors at the par value of $.001

During the year ended December 31, 2000, the Company issued 13,000,000 shares of common stock at par value of $.001 for the acquisition of mineral claims and rights.

During the year 2002, the Company issued 18,667 shares of common stock for services at $.15 per share for a value of $2,800. The Company also issued 40,000 shares of common stock at $.15 per share for a value of $6,000.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

During the year 2003, the Company issued 730,140 shares of common stock at $.09 per share for a value of $64,800. The Company also recalled and canceled 52,000 shares of stock from a related party for $.19 per share for a value of $10,000.

During the year 2005, the Company issued 400,000 shares at par value of $.001 per share for the acquisition of mineral claims for a value of $400.

During 2006 the company issued 30,000 shares of common stock for cash at $.33 per share for a value of $10,000.

Preferred Stock
No shares of preferred stock have been issued or are outstanding.
Dividends, voting rights and other terms, rights and preferences of the preferred shares have not been designated but may be designated by the Board of Directors from time to time.

Loans Payable Related Parties
The Company has received loans primarily from a former officer and related companies. Included in the loans are the accrued maintenance and other fee discussed in Mineral Interests. The loans are unsecured, have fixed dates and bear interest.

During 2003 we received a $1,080 loan from Ray Huckaba. The note was issued with a due date of August 5, 2010 at 8% simple interest. A payment of $78 was made in 2006. The Loan had a principal balance at December 31, 2008 of $ 1,002 and had accrued interest at that date of $ 49.

During 2005 we issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $5,000 and had accrued interest at that date of $1,368. In September we issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due September 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $1,000 and had accrued interest at that date of $267.

During 2006 we issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $ 5,000 and had accrued interest at that date of $968. During August we received a $1,700 loan from Rogue Silicates, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. A payment in the amount of $386 was made in 2008. The Loan had a principal balance at December 31, 2008 of

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

$1,314 and had accrued interest at that date of $46. In November we issued a note for claim work for $1,056 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $1,056 and had accrued interest at that date of $ 183.

During 2007 we issued a note for the Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $5,000 and had accrued interest at that date of $ 567. In September, we issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $1,000 and had accrued interest at that date of $107. During October we received a $3,500 loan from Rogue Silicates, Inc. The note was issued with a maturity date of October 22, 2010 at 8% simple interest. No Payments have been made. The Loan had a principal balance at December 31, 2008 of $3,500 and had accrued interest at that date of $334. During October we received a $1,869 loan from Rogue Silicates, Inc. A note was issued with a maturity date of August 5, 2010 at 8% simple interest. No Payments have been made. The Loan had a principal balance at December 31, 2008 of $1,869 and had accrued interest at that date of $ 180. In November, we issued a note for claim work for $2,586 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $2,586 and had accrued interest at that date of $241.

In March of 2008, we received a $3,500 loan from Sumac, Inc. The note was issued with a maturity date of August 5, 2010 at 8% simple interest. No Payments have been made. The Loan had a principal balance at December 31, 2008 of $3,500 and had accrued interest at that date of $155. During April we received a $3,000 loan from Rogue Silicates, Inc. The note has a maturity date of August 5, 2010 and bears interest at 8%. No payments have been made. The Loan had a principal balance at December 31, 2008 of $3,000 and had accrued interest at that date of $170. In August, we issued a note for Maintenance Fee on our mineral interests for $5,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $ 5,000 and had accrued interest at that date of $ 168. In September, we issued a note for Assessment work for $1,000 to Rogue Silicates, Inc at 8% simple interest, due August 5, 2010. No payments have been made. The Loan had a principal balance at December 31, 2008 of $1,000 and had accrued interest at that date of $27.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

Notes Issued to Related Party

                                                                           Accrued
                                                                        Interest-Notes
                                              Principal Amount            December 31,
Related Party                       2006 and     2007       2008   Total      2008
-------------------------------------------------------------------------------------
Notes payable to R Huckaba, unsecured
interest bearing at 8% due 2010     $   502   $   500     $    -    $ 1,002   $   49

Notes payable to Rogue, Silicates Inc
unsecured, interest bearing at 8%,
due 2010                             13,756    13,955      8,614     36,325    4,623

Notes payable to Sumac Corp, unsecured
Interest bearing at 8%, due 2010           -         -     3,500      3,500     (155)
                                     -------   -------   -------    -------   ------
             Total                   $14,258   $14,455   $12,144    $40,827   $4,517
                                     =======   =======   =======    =======   ======

					            2008                 2007
                                          ----                 ----
Long Term Debt Obligations              $40,827              $28,723
    Less Current Portion                      -                    -
                                        -------              -------
Long Term Portion                       $40,827              $28,713

Accrued interest on the notes listed above was $1,894 and $4,517 for the years ended December 31, 2007 and 2008.

Mr. Raymond Huckaba is a former officer and director and share holder of the Company. Rogue Silicates, Inc and Sumac Corp. are affiliates of
R. Huckaba.

There are 15 individual notes issued at varying dates and amounts and shown in total for each party as of December 31, 2008 and 2007. All notes are due and payable at various dates in the year 2010 and carry an 8% per year simple interest rate.

Recent Accounting Pronouncements
In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its financial position, results of operations or cash flows.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1,
Determining Whether Instruments Granted, results of operations or cash flows in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its financial position.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently does not have share options and warrants, and will assess the impact of SAB 110 future years. It is not believed that this will have an impact on the Company's financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities-Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value

Measurements. The Company adopted SFAS No. 159 beginning March 1, 2008. The adoption of this pronouncement would have no an impact on the Company's financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly,

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
(continued)

this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The adoption of this pronouncement would have no not an impact on the Company's financial position, results of operations or cash flows.

Long-Lived Assets
The Company applies the provisions of Statement of Financial Accounting Standards No. 144," Accounting for the Impairment or Disposal of Long-Lived Assets" ('SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amounts. In that event a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, The Company has not recorded an impairment of long-lived assets as of December 31, 2008 and 2007.


NOTE 2.  GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Historically, the Company has incurred annual losses, which have resulted in an accumulated deficit of $119,103 at December 31, 2008. The Company also has a nominal working capital and negative cash flow from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company increasing sales to the point it becomes profitable. The Company may need to raise additional capital for working capital, processing equipment and marketing to increase its sales. If the Company is unable to increase sales sufficiently or obtain adequate capital, it could be forced to cease operation. The

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 2.  GOING CONCERN (continued)

accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Management plans to increase sales by increasing its marketing program and to obtain additional capital from the filing an Form S-1 with the SEC, registering common stock for entering the public stock market for sales shares of its common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

NOTE 3.  COMMITMENTS AND CONTINGENCIES

Operating Leases
The Company has obligations to pay $5,000 and $1,000 per year to a related party, Rogue Silicates, Inc. to maintain its mineral claims and leases. The Company has incurred expense of $6,000 in 2008 and 2007 respectively. The obligation is on an ongoing basis as long as the claims and lease for the clay remain. The expense is recorded in General and Administrative expense in the statements of operations.

Consulting Agreements
The company entered in to an agreement with a firm to act as an introducing broker. The company is was paid an initial fee $2,500 and is obligated to pay the broker an additional fee of $2,500 upon completion of an SEC S-1 filing and additional variable fees for successful funding and or acceptance and signing of an acceptable term sheet.

NOTE 4.  SUBSEQUENT EVENTS

The Company had a lease of the claims of World Organics, Inc. and an option to purchase the claims. The lease expires with the exercise of the option to buy the claims. On January 1, 2009, an option to purchase all mineral claims of World Organics, Inc. for $3,000,000 expired. The Company has not yet negotiated an extension or renewal of the option or lease.

In February 2009, the Company entered into a consulting agreement with a firm to assist the Company in preparation of a revised business plan, company accounting records and related corporate documentation for the submission of registration documents to the SEC for its common stock. The Company agreed to pay $500 per month for six months and a payment of 60,000 shares of common stock which were issued at $.10 per share for a total share value of $6,000. The agreement was extended for four months at an additional fee of $600 per month for a total of $ 11,600 in fees and stock.

                    OREGON MINERAL TECHNOLOGIES, INC.
              (Formerly Advanced Mineral Technologies, Inc.)
                       Notes to Financial Statements

NOTE 4.   SUBSEQUENT EVENTS (continued)

In June 2009 the company issued 3,000 shares of common stock at $1.00 per share and paid $1,000 cash to a consultant for market research for a total expense of $4,000.

In September 2009 all notes payable were cancelled and rewritten to extend the due dates to September 30, 2011. All other terms, conditions interest rate and principal remained unchanged.

On November 2, 2009, at a shareholders meeting, the company amended the Articles of Incorporation to change its name to OREGON MINERAL
TECHNOLOGIES, INC.   The Company also amended the Articles of
Incorporation to change the authorized common stock to 100,000,000 shared from 29,000,000 shares.

Oregon Mineral Technologies, Inc. has evaluated subsequent events for the period December 31, 2008 through February 15, 2010, the date its financial statements were issued, and concluded there were no other events or transactions occurring during this period that required recognition of disclosure in its financial statements.

Up to a Maximum of 2,500,000 Common Shares,



Prospectus

Oregon Mineral Technologies, Inc.


February 15, 2010


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS
PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until __________________2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

             PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. Oregon
Minerals shall pay the expenses.

SEC Registration Fee . . . . . .   $  356.10
Printing and Engraving Expenses     1,500.00
Legal Fees and Expenses . . . .    12,000.00
Accounting Fees and Expenses. .     5,000.00
Miscellaneous . . . . . . . . .     2,500.00
                                    --------
TOTAL . . . . . . . . . . . . .   $21,356.10
                                  ==========

Item 26. Recent Sales of Unregistered Securities

During 2009, Oregon Mineral issued 60,000 shares at $0.10 to __________________________ for services. Oregon Mineral issued 400 shares at $0.3125 for cash to ______________. Oregon Mineral issued 5,024 shares at $.255 for cash to ___________. Oregon Mineral issued 3,000 shares at $1.00 to _________________ for services. Oregon
Mineral issued 30, 000 share to ______________________ to adjust the number of shares issued in a prior year for cash.

These common shares were issued pursuant to an exemption from registration under Section 4(2) to sophisticated investors.

Item 27. Exhibits

INDEX TO EXHIBITS
(3) Articles of Incorporation, By-Laws and Stock Option Plan.
      (i) Articles of Incorporation incorporated by reference to Form SB-2 filed February 14, 2006.
      (ii) By-Laws incorporated by reference to Form SB-2 filed
February 14, 2006.
      (iii) Instruments defining common stock incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(5) Consent and opinion of Jody M. Walker, Attorney At Law.
(10.1) Purchase agreement dated April 20, 2000 between Oregon
     Minerals and Rogue Silicates, Inc. incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(10.2) Lease agreement with Rogue Silicates, Inc. incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(10.3) Option to Purchase Mining Claims from Rogue Silicates, Inc. incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(10.4) Lease agreement with World Organic's, Inc. incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(10.5) Option to Purchase Mining Claims from World Organic's, Inc. incorporated by reference to Amendment 1 of Form SB-2 filed October
17, 2006.
(10.6) Mining Claim Sale Contract by and between Oregon Mineral and James Lane, Dorman Cox, Erik Thompson, Lee Meyer, Bobbie Meyer,
Charles Hamilton, Laurel Hamilton and Raymond Huckaba incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(10.7) Agreement dated December 20, 2006 between Rogue Silicates and Oregon Mineral.
(10.8) Agreement for the Sale of Goods dated December 23, 2006 between Rogue Silicates and Oregon Mineral.
(11) Statement of Computation of Per Share Earnings
         This Computation appears in the Financial Statements.
(23) Consent of Certified Public Accountant.

Item 28. Undertakings (a) The undersigned registrant undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a) (3) of the Securities Act;
     ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
      iii. Include any additional or changed material on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
      i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (section 230.424 of this chapter);
      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
    iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
      iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
      i. If Oregon Minerals is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by Oregon Minerals pursuant to Rule 424(b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus filed by Oregon Minerals pursuant to Rule 424(b)
(2), (b) (5), or (b) (7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      ii. If Oregon Minerals is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Oregon Minerals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Jacksonville, State of Oregon on the 15th day of February, 2010.

Oregon Mineral Technologies, Inc.

/s/Charles D. Hamilton
------------------------------
By: Charles D. Hamilton, President

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Oregon Mineral, Inc.
(Registrant)
By: /s/Charles D. Hamilton                  Dated: February 15, 2010
    -----------------------
    Charles D. Hamilton
    Director, Chief Executive Officer
    Chief Financial Officer, Controller



 My prior comment talked about the codification standards. I have attached examples of what should probably be used here for the September period. For the 2008, 2007 period the old standards were acceptable.
 Should the narrative above and the table include numbers from the 2009 year as well?
 The issuance in 2006 for cash at $0.33 will cause problems for the issuances for services for anything less than that amount. The argument will be that if someone is willing to pay cash of $0.33 then that is the market price and anything issued subsequent to that would need to be valued at that price.
 This is the wrong number.
 This number isn't finished.
 This is the wrong number.
 Does not foot.
 Does not foot.
 Does not foot.
 Does not foot.
 Where are the net loss numbers? We have two weighted average share numbers.
 What should this be?
 Is this the same as above?
 The engagement letter for the 08 and 07 audits was $8,000, plus what will be billed for review of S-1. I don't know if that matters or not.